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                                                                     EXHIBIT 4.1



                             KLA-TENCOR 401(k) PLAN



                     Original Effective Date January 1, 1982
                     Restatement Effective Date July 1, 1997



Wilson, Sonsini, Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300
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                                TABLE OF CONTENTS

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ARTICLE I INTRODUCTION .................................................      1

ARTICLE II PLAN SPECIFICATIONS .........................................      2

         2.1   Company Information .....................................      2
         2.2   Eligibility .............................................      2
         2.3   Credit for Service ......................................      3
         2.4   Compensation ............................................      4
         2.5   Highly Compensated Employees ............................      4
         2.6   Contributions ...........................................      4
         2.7   Vesting .................................................      5
         2.8   Top Heavy Minimum Allocation ............................      5
         2.9   Distributions ...........................................      5
         2.10  Investment ..............................................      5
         2.11  Retirement Date .........................................      5
         2.12  Loans ...................................................      5
         2.13  In-Service Withdrawals ..................................      6

ARTICLE III DEFINITIONS ................................................      7

         3.1   Account or Accounts .....................................      7
         3.2   Adjustment Factor .......................................      7
         3.3   Administrator or Plan Administrator .....................      7
         3.4   Beneficiary .............................................      7
         3.5   Code ....................................................      7
         3.6   Company .................................................      8
         3.7   Compensation ............................................      8
         3.8   Contribution Percentage Amounts .........................      8
         3.9   Contributions ...........................................      8
         3.10  Effective Date ..........................................      9
         3.11  Employee ................................................      9
         3.12  Employer ................................................      9
         3.13  Employer Profit Sharing Contributions ...................     10
         3.14  Employer Matching Contributions .........................     10
         3.15  Employment Commencement Date ............................     10
         3.16  ERISA ...................................................     10
         3.17  Highly Compensated Employee .............................     10
         3.18  Hour of Service .........................................     11
         3.19  Non-Highly Compensated Employee .........................     12
         3.20  Normal Retirement Date ..................................     12
         3.21  Participant .............................................     12
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         3.22  Participating Employer ..................................     12
         3.23  Plan ....................................................     12
         3.24  Plan Year ...............................................     12
         3.25  Prometrix Plan ..........................................     12
         3.26  Prometrix Plan Account(s) ...............................     12
         3.27  Qualified Matching Contributions ........................     12
         3.28  Qualified Nonelective Contributions .....................     13
         3.29  Reemployment Commencement Date ..........................     13
         3.30  Regulations .............................................     13
         3.31  Rollover Contribution ...................................     13
         3.32  Salary Deferral Contributions ...........................     13
         3.33  Section 415 Compensation ................................     13
         3.34  Severance Date ..........................................     14
         3.35  Spouse or Surviving Spouse ..............................     14
         3.36  Trust ...................................................     14
         3.37  Trustee .................................................     14
         3.38  Trust Fund ..............................................     14
         3.39  Valuation Date ..........................................     15
         3.40  Voluntary Contributions Account .........................     15
         3.41  Year of Service .........................................     15
         3.42  Other Definitions .......................................     15

ARTICLE IV ELIGIBILITY .................................................     18

         4.1   Participation ...........................................     18
         4.2   Reemployment ............................................     18
         4.3   Change in Employment Status .............................     18
         4.4   Election Not to Participate .............................     18

ARTICLE V CONTRIBUTIONS ................................................     19

         5.1   Salary Deferral Contributions ...........................     19
         5.2   Employer Matching and Qualified Matching Contributions ..     19
         5.3   Employer Profit Sharing and Qualified Nonelective
               Contributions ...........................................     20
         5.4   Limitations on Contributions ............................     20
         5.5   Time and Manner of Payment of Contributions .............     20
         5.6   Receipt of Assets from Plan of Former Employer ..........     21
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ARTICLE VI ACCOUNTS ....................................................     22

         6.1   Participants' Accounts ..................................     22
         6.2   Allocation of Contributions .............................     22
         6.3   Allocation of Earnings or Losses ........................     23
         6.4   Section 415 Limitations .................................     23
         6.5   Discrimination Testing of Salary Deferral
               Contributions ...........................................     29
         6.6   Distribution of Excess Deferral Contributions ...........     34
         6.7   Discrimination Testing of Employer Matching
               Contributions ...........................................     35
         6.8   Corrective Procedure for Discriminatory Matching
               Contributions ...........................................     38

ARTICLE VII VESTING AND DISTRIBUTION OF ACCOUNTS .......................     42

         7.1   Vested Interest .........................................     42
         7.2   Normal Retirement .......................................     42
         7.3   Death Benefits ..........................................     42
         7.4   Termination of Employment ...............................     42
         7.5   Commencement of Distribution ............................     42
         7.6   Direct Rollovers and Withholding ........................     44
         7.7   Form of Benefit .........................................     45
         7.8   Minimum Distribution Requirements .......................     47
         7.9   Distribution to Minor or Incompetent ....................     50
         7.10  Location of Participant or Beneficiary Unknown ..........     51
         7.11  Hardship Distribution ...................................     51
         7.12  Loans ...................................................     52
         7.13  Withdrawals at Age Fifty-Nine and One-Half (59 1/2) .....     53
         7.14  Withdrawals from Voluntary Contributions Account ........     53

ARTICLE VIII ADMINISTRATION ............................................     54

         8.1   Powers of the Administrator .............................     54
         8.2   Domestic Relations Orders ...............................     55

ARTICLE IX LEAVES OF ABSENCE AND TRANSFERS .............................     58

         9.1   Military Leave of Absence ...............................     58
         9.2   Other Leaves of Absence .................................     58
         9.3   Transfers ...............................................     58
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ARTICLE X TRUST PROVISIONS; INVESTMENT OF  CONTRIBUTIONS;
     VALUATION OF ACCOUNTS .............................................     60

         10.1  Trust Agreement .........................................     60
         10.2  Inconsistent Provisions .................................     60
         10.3  Investment Decision .....................................     60
         10.4  Directed Investments ....................................     60
         10.5  Accounts Not Directed ...................................     60
         10.6  Valuation ...............................................     60

ARTICLE XI FEES AND EXPENSES ...........................................     61

ARTICLE XII NECESSITY OF QUALIFICATION .................................     62

ARTICLE XIII AMENDMENT, TERMINATION OR MERGER ..........................     63

         13.1  Amendment ...............................................     63
         13.2  Termination of Plan .....................................     63
         13.3  Merger ..................................................     64

ARTICLE XIV ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS ................     65

         14.1  Adoption of the Plan ....................................     65
         14.2  Withdrawal ..............................................     65

ARTICLE XV CLAIMS PROCEDURE ............................................     66

         15.1  Right to File Claim .....................................     66
         15.2  Denial of Claim .........................................     66
         15.3  Claims Review Procedure .................................     66

ARTICLE XVI TOP-HEAVY PROVISIONS .......................................     68

         16.1  Purpose .................................................     68
         16.2  Definitions .............................................     68
         16.3  Minimum Allocation ......................................     70

ARTICLE XVII MISCELLANEOUS .............................................     72

         17.1  Legal or Equitable Action ...............................     72
         17.2  Indemnification .........................................     72
         17.3  No Enlargement of Plan Rights ...........................     72
         17.4  No Enlargement of Employment Rights .....................     72
         17.5  No Release from Liability ...............................     72
         17.6  Headings ................................................     72
         17.7  Applicable Law ..........................................     72
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         17.8   Non-Alienation of Benefits .............................     73
         17.9   No Reversion ...........................................     73
         17.10  Conflict ...............................................     73

APPENDIX A - MERGER OF TENCOR INSTRUMENTS 401(k) RETIREMENT PLAN .......      1

         A.1    Transfer of Account Balances ...........................      1
         A.2    Amount of Account Balance ..............................      1
         A.3    Investment of Account Balance ..........................      1
         A.4    Service Credit .........................................      1
         A.5    Protected Benefits .....................................      1
         A.6    Prometrix Protected Benefits ...........................      2
         A.7    Spousal Consent ........................................      5

APPENDIX B - MERGER OF AMRAY/LICO, INC. EMPLOYEE SAVINGS PLAN ..........      1

         B.1    Transfer of Account Balances ...........................      1
         B.2    Amount of Account Balance ..............................      1
         B.3    Investment of Account Balance ..........................      1
         B.4    Service Credit .........................................      1
         B.5    Protected Benefits .....................................      1
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                                    ARTICLE I

                                  INTRODUCTION


         KLA-Tencor Corporation maintains the KLA-Tencor 401(k) Plan (the "Plan"), consisting of the following provisions, for the exclusive benefit of Participants and their Beneficiaries. The Plan was formerly named the KLA Retirement Plan. The Plan was originally established effective as of January 1, 1982, and has been amended and restated several times. Effective as of July 1, 1997, except as otherwise stated herein, the Company wishes to further amend and restate this Plan.

         Effective July 1, 1997, the Tencor Instruments 401(k) Retirement Plan was merged with and into the KLA Retirement Plan, and the resulting merged plan was then renamed the KLA-Tencor 401(k) Plan. Effective on or about July 1, 1998, the Amray\Lico, Inc. Employee Savings Plan will be merged with and into the Plan.

         The Plan is intended to be a profit sharing plan qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") and is intended to include a qualified cash or deferred arrangement under Code Section 401(k).
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                                   ARTICLE II

                               PLAN SPECIFICATIONS


         2.1 COMPANY INFORMATION.

                  (a) NAME OF COMPANY: KLA-Tencor Corporation

                  (b) ADDRESS OF COMPANY: 160 Rio Robles
                                          San Jose, CA 95134-1809

                  (c) TELEPHONE NUMBER:(408) 875-3000

                  (d) THE COMPANY IS: a corporation

                  (e) COMPANY'S FISCAL YEAR-END:June 30

                  (f) PLAN YEAR-END: June 30 of each year

                  (g) PLAN LIMITATION YEAR END: June 30 of each year

                  (h) COMPANY'S TAX IDENTIFICATION NUMBER: 04-2564110

                  (i) EFFECTIVE DATE OF THIS RESTATEMENT: July 1, 1997

                  (j) ORIGINAL PLAN EFFECTIVE DATE: January 1, 1982

                  (k) PLAN NAME: KLA-Tencor 401(k) Plan

                  (l) PLAN NUMBER: 001

         2.2 ELIGIBILITY.

                  (a) An Employee is required to complete one (1) Hour of Service to become a Participant.

                  (b) An Employee is required to attain age eighteen (18) to become a Participant.

                  (c) All Employees may participate in the Plan except:

                           (i) Participants in the KLA-Tencor Corporation
Management Retention Plan or the KLA-Tencor Corporation Corporate Officers Retention Plan who are in pay status;

                           (ii) Leased Employees, as defined in Section 3.11;



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                           (iii) Employees who are non-resident aliens (within
the meaning of Section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

                           (iv) Employees who are covered by a collective
bargaining agreement between a union and the Employer or any employers' association under which retirement benefits were the subject of good faith bargaining;

                           (v) individuals who are classified as consultants
(who may also be referred to as independent contractors) (whether or not such classification is upheld upon governmental or judicial review). A consultant is an individual with specialized knowledge or special skills who is retained to provide advice or assistance to the Employer. A consultant is not an Employee of the Employer;

                           (vi) individuals who are classified as agency workers
(whether or not such classification is upheld upon governmental or judicial review). An agency worker is an individual who is employed pursuant to a written agreement with an approved agency or other third party for a specific job assignment or project;

                           (vii) individuals who are reclassified Employees. A
reclassified Employee is an Employee who was formerly not classified by the Company as an Employee, but who was reclassified as an Employee by a federal, state or local group, organization or agency, or a court;

                           (viii) an individual who is a party to an agreement
that provides that he or she shall not be eligible to participate in the Plan (whether or not such agreement is upheld upon governmental or judicial review); or

                           (ix) Employees of an Employer that is not a
Participating Employer.

                  (d) Each Employee who has satisfied the eligibility requirements in this Section shall be eligible to participate in the Plan on the later of the Employee's Employment Commencement Date or his or her attainment of age eighteen (18). An Employee who does not satisfy the eligibility requirements of paragraph (c) above as of his or her Employment Commencement Date, but who later satisfies the eligibility requirements of paragraph (c) above shall be eligible to participate in the Plan on the later of the date on which the Employee satisfies the requirements of paragraph (c) above or his or her attainment of age eighteen (18).

         2.3 CREDIT FOR SERVICE.

                  (a) For purposes of determining eligibility and vesting, credit will be given for service with the following predecessor employers: KLA Instruments Corporation; Tencor Instruments; Prometrix Corporation; Amray, Inc.; Groff Associates, Inc. (dba Dentech Sales and Service, Inc.); and any other Employer which is a Participating Employer.



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                  (b) Service shall be calculated using the Hours of Service
Method. Employees who complete at least 1,000 Hours of Service during a Plan Year will be credited with a Year of Service.

         2.4 COMPENSATION.

                  (a) SALARY DEFERRAL CONTRIBUTIONS. Base salary or regular time hourly wages, overtime, bonus, commissions, shift differential, payments for paid time off and paid time off cashouts, payments in lieu of notice and termination pay. Compensation for purposes of Salary Deferral Contributions shall not include contributions to any nonqualified deferred compensation plan sponsored by the Employer.

                  (b) PROFIT SHARING CONTRIBUTIONS. Base salary or regular time hourly wages.

                  (c) ALL OTHER PURPOSES. Section 415 Compensation, as defined in Section 3.33.

         2.5 HIGHLY COMPENSATED EMPLOYEES.

                  (a) The Company elects that to be a Highly Compensated Employee for the current Plan Year, in addition to having Compensation in excess of Eighty Thousand Dollars ($80,000), as adjusted by the Adjustment Factor, for the prior Plan Year, an Employee must be in the Top-Paid Group (as defined in Section 3.17(b)(iii)).

                  (b) The Company elects to perform the nondiscrimination tests under Sections 6.5 and 6.7 based on the Average Deferral Percentages and Actual Contribution Percentages of Non-Highly Compensated Employees for the prior Plan Year.

         2.6 CONTRIBUTIONS. For each Plan Year, the Employer will make contributions to the Trust on behalf of eligible Participants as follows:

                  (a) SALARY DEFERRAL CONTRIBUTIONS. Equal to the portion of the Compensation otherwise payable to the Participant that the Participant has elected to contribute to the Trust. The Participant's election shall specify the amount of his or her Compensation to be contributed (expressed as a whole percentage), which amount shall not be less than one percent (1%) and not more than fifteen percent (15%) of the Participant's Compensation for the Plan Year.

                  (b) MATCHING CONTRIBUTIONS. In a discretionary amount to be determined by the Board of Directors of the Company. If, during the Plan Year, a Participant's Salary Deferral Contribution rate changes to an amount above or below any threshold at which such contributions are matched, Employer Matching Contributions will change prospectively with the change in a Participant's Salary Deferral Contributions.

                  (c) PROFIT SHARING CONTRIBUTIONS. In a discretionary amount, to be determined by the Board of Directors of the Company as of the end of each calendar quarter.



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                  (d) VOLUNTARY CONTRIBUTIONS. Not permitted; however, Voluntary
Contribution Accounts shall continue to be maintained for Participants credited with such amounts (i) under the Prometrix Plan which were transferred to the Tencor Instruments 401(k) Retirement Plan, and (ii) under the KLA Retirement Plan.

                  (e) ROLLOVER CONTRIBUTIONS. As specified in Section 5.6.

         2.7 VESTING.

         All Accounts shall be at all times one hundred percent (100%) vested.

         2.8 TOP HEAVY MINIMUM ALLOCATION. Any minimum Top Heavy allocations will be made from this Plan.

         2.9 DISTRIBUTIONS.

                  (a) If at the date of distribution, the Participant's Accounts do not exceed (and at the time of any prior distribution did not exceed) Three Thousand Five Hundred Dollars ($3,500) (or, effective as of January 1, 1998, Five Thousand Dollars ($5,000)), the Participant's Accounts shall be distributed to the Participant in a lump sum.

                  (b) If, at the date of distribution, the Participant's Accounts exceed (or at the time of any prior distribution exceeded) Three Thousand Five Hundred Dollars ($3,500) (or, effective as of January 1, 1998, Five Thousand Dollars ($5,000)), and unless otherwise specified in an Appendix to the Plan, the Participant's Accounts shall be distributed to the Participant in the form of a lump sum. However, the Participant shall be provided with the opportunity to elect equal, or nearly equal, annual installments over a term certain extending not beyond the normal life expectancies of the Participant and his or her Beneficiary.

                  (c) If, at the date of distribution, the Participant's Accounts exceed (or at the time of any prior distribution) exceeded Three Thousand Five Hundred Dollars ($3,500) (or, effective as of January 1, 1998, Five Thousand Dollars ($5,000)), and if the Participant or, where applicable, the Participant's Spouse does not consent in writing to a distribution, the Participant's Accounts will be held in the Trust Fund until the earlier of (i) the Participant's death, (ii) the Participant's Normal Retirement Date, or (iii) the date on which the Participant (or, where applicable, the Participant's Spouse) consents in writing to a distribution.

         2.10 INVESTMENT. All contributions under this Plan and any earnings thereon shall be invested as elected by the Participant.

         2.11 RETIREMENT DATE. A Participant's Normal Retirement Date shall be the date on which the Participant attains age sixty-five (65).

         2.12 LOANS. Loans to Participants are permitted.



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         2.13 IN-SERVICE WITHDRAWALS.

                  (a) Hardship distributions are permitted from a Participant's Salary Deferral Account, provided however, that no more than one (1) such withdrawal shall be permitted per Plan Year.

                  (b) Distributions to a Participant who has attained age fifty-nine and one-half (59 1/2) are permitted.

                  (c) Distributions from a Participant's Voluntary Contributions Account accrued under the KLA Retirement Plan are permitted. Distributions from a Participant's Voluntary Contributions Account accrued under the Prometrix Plan which were transferred to the Tencor Instruments 401(k) Retirement Plan are permitted, but no more frequently than twice in any twelve (12) consecutive month period.



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                                   ARTICLE III

                                   DEFINITIONS


         Wherever used in this Plan, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference, and in case of conflict, the text of the Plan, rather than such headings, shall control:

         3.1 ACCOUNT OR ACCOUNTS. A Participant's interest in the Trust Fund, consisting of the Participant's Salary Deferral Contributions Account, Employer Matching Contributions Account, Qualified Matching Contributions Account, Rollover Contributions Account, Employer Profit Sharing Contributions Account, Qualified Nonelective Contributions Account, Voluntary Contributions Account, Prometrix Plan Account, and such other Account(s) as the Administrator shall determine.

         3.2 ADJUSTMENT FACTOR. The cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

         3.3 ADMINISTRATOR OR PLAN ADMINISTRATOR. The Company.

         3.4 BENEFICIARY. The person or entity who is to receive any benefits payable from the Plan on account of a Participant's death. If the Participant is married, the Beneficiary is the Participant's Surviving Spouse and no written designation is required. A Participant may designate a Beneficiary other than the Participant's Spouse; provided, however: (i) the Participant's Spouse consents in writing (on a form acceptable to the Administrator) to such designation and to the form thereof; (ii) such Beneficiary designation may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse); and (iii) the Spouse's consent acknowledges the effect of such Beneficiary designation and is witnessed by a Plan representative or a notary public. Such spousal consent shall not be required if it is established to the satisfaction of the Administrator that the consent required under the preceding sentence cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by Regulations prescribe. If, at the time of the Participant's death, the Participant has no Surviving Spouse or designated Beneficiary, then the Beneficiary shall be the personal representative of the Participant's estate. A Participant's Beneficiary shall be bound by the terms of the Plan.

         3.5 CODE. The Internal Revenue Code of 1986, as amended. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.



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         3.6 COMPANY. KLA-Tencor Corporation.

         3.7 COMPENSATION.

                  (a) Compensation, as defined in Section 2.4.

                  (b) Compensation shall include only that compensation which is actually paid to the Employee during the Plan Year. Notwithstanding the foregoing, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h) or 403(b).

                  (c) For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed One Hundred Fifty Thousand Dollars ($150,000), as adjusted by the Adjustment Factor. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than twelve (12) months, the One Hundred Fifty Thousand Dollars ($150,000) annual compensation limit shall be multiplied by a fraction, the numerator of which is in the number of months in the Determination Period, and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the One Hundred Fifty Thousand Dollars ($150,000) annual compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior Determination Period.

                  (d) For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or made available during such limitation year.

         3.8 CONTRIBUTION PERCENTAGE AMOUNTS. The sum of Employer Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the test in Section 6.5(a)) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct Excess Matching Contributions or because the Contributions to which they relate are Excess Salary Deferral Contributions, Excess 401(k) Contributions or Excess Matching Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer may also elect to use Salary Deferral Contributions in the Contribution Percentage Amounts so long as the test in Section 6.5(a) is met before the Salary Deferral Contributions are used in the test in Section 6.7(a) and continues to be met following the exclusion of those Salary Deferral Contributions that are used to meet the test in Section 6.7(a).

         3.9 CONTRIBUTIONS. Salary Deferral Contributions, Employer Matching Contributions, Qualified Matching Contributions, Employer Profit Sharing Contributions and Qualified Nonelective Contributions.



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         3.10 EFFECTIVE DATE. The Effective Date of the Plan was January 1,
1982. The Effective Date of this Restatement shall be July 1, 1997, except as otherwise provided herein; provided, however, that any provision of this Plan required as a result of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar legislation, shall be effective as of the date required by such legislation.

         3.11 EMPLOYEE. Any person employed by the Employer other than as an independent contractor. The term Employee shall include any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("Leasing Organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control by the recipient ("Leased Employee"). A Leased Employee shall not be considered an Employee of the Employer if both of the following conditions are met:

                  (a) such employee is covered by a money purchase pension plan providing:

                           (i) a non-integrated employer contribution rate of at
least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(e)(3), 402(h), 403(b) or 408(p);

                           (ii) immediate participation; and

                           (iii) full and immediate vesting.

                  (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's non-highly-compensated work force.

Contributions or benefits provided a Leased Employee by the Leasing Organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         3.12 EMPLOYER. An Employer is the Company and any corporation which is a member of a controlled group of corporations (as defined under Code Section 414(b) as modified by Code Section 415(h)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined under Code Section 414(c) as modified by Code Section 415(h)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined under Code Section 414(m)) which includes the Company; and any other organization or entity which is required to be aggregated with the Company, pursuant to Code Section 414(o).

         3.13 EMPLOYER PROFIT SHARING CONTRIBUTIONS. Employer contributions to the Trust other than Employer Matching Contributions and other than Employer contributions made pursuant to Participants' salary deferral elections.

         3.14 EMPLOYER MATCHING CONTRIBUTIONS. Employer contributions to the Trust made on account of Salary Deferral Contributions, but not including any contribution and/or allocation made to satisfy the minimum allocation requirements of Section 16.3.

         3.15 EMPLOYMENT COMMENCEMENT DATE. The date on which an Employee first performs an Hour of Service for the Employer, within the meaning of Department of Labor Regulation Section 2530.200b-2(a).

         3.16 ERISA. The Employee Retirement Income Security Act of 1974, as amended. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

         3.17 HIGHLY COMPENSATED EMPLOYEE.

                  (a) A Highly Compensated Employee shall, for each Plan Year, mean an Employee in active service who meets any of the following criteria:

                           (i) is, at any time during the current Plan Year or
the immediately preceding Plan Year, a five percent (5%) owner (as determined under Code Section 416(i)(1)) of any Employer; or

                           (ii) received aggregate Compensation (as adjusted
below) for the immediately preceding Plan Year in excess of Eighty Thousand Dollars ($80,000.00), and is a member of the Top-Paid Group for that immediately preceding Plan Year.

                  (b) For purposes of the foregoing definition of "Highly Compensated Employee" the following provisions shall apply:

                           (i) The dollar amounts of aggregate Compensation
specified above shall be automatically adjusted each Plan Year by the Adjustment Factor.

                           (ii) A former Employee shall be treated as a Highly
Compensated Employee if:

                                    (A) such Employee was a Highly Compensated
Employee when such Employee separated from service; and

                                    (B) such Employee was a Highly Compensated
Employee at any time after attaining age fifty-five (55).

                           (iii) The term "Top-Paid Group" shall mean the top
twenty percent (20%) of all Employees (including any Leased Employees treated as Employees pursuant to Section 3.11) when ranked on the basis of the Compensation paid to such Employees for the Plan Year under consideration. However, for purposes of calculating the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

                                    (A) Employees who have completed less than
six (6) months of service;

                                    (B) Employees who normally work less than
seventeen and one-half (17-1/2) hours per week;

                                    (C) Employees who normally work six (6)
months or less during the Plan Year under consideration;

                                    (D) Employees who have incurred a Severance
Date prior to the start of the Plan Year under consideration; and

                                    (E) Employees who are not eligible to
participate in the Plan under Section 2.2.

                           (iv) For purposes of this Section, the Compensation
of each Employee shall be determined on an aggregate basis as if all the Employers were a single employer entity paying such Compensation. All other determinations under this Section shall be made in accordance with Code Section 414(q) and the Regulations thereunder.

         3.18 HOUR OF SERVICE.

                  (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties and for reasons other than the performance of duties; provided that:

                           (i) no more than 501 Hours of Service shall be
credited on account of a single continuous period during which no duties are performed, and

                           (ii) no Hours of Service shall be credited if payment
was made or due:

                                    (A) under a plan maintained solely for the
purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; or

                                    (B) solely as reimbursement for medical or
medically related expenses incurred by the Employee. Hours of Service shall be calculated in accordance with Department of Labor Regulation Sections 2530.200b-2(b) and (c);

                  (b) For an Employee on a leave of absence pursuant to Section
9.1 or 9.2, credit for such leave shall be given for the number of regularly-scheduled working hours included in the period of such leave;

                  (c) An Employee's Hours of Service include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Such Hours of Service shall be credited for the periods to which the award or agreement pertains rather than the periods in which the award, agreement, or payment is made, and no Hours of Service shall be credited under this paragraph which would duplicate any hours credited above.

                  (d) Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or business under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o). Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code
Section 414(n) or (o).

         3.19 NON-HIGHLY COMPENSATED EMPLOYEE. An Employee who is not a Highly Compensated Employee.

         3.20 NORMAL RETIREMENT DATE. The date on which a Participant attains age sixty-five (65).

         3.21 PARTICIPANT. An Employee or former Employee for whom an Account is maintained under the Plan.

         3.22 PARTICIPATING EMPLOYER. An Employer which has adopted the Plan for the benefit of its Employees pursuant to Section 14.1.

         3.23 PLAN. The KLA-Tencor 401(k) Plan.

         3.24 PLAN YEAR. The twelve (12) consecutive month period beginning each July 1st and ending each June 30th.

         3.25 PROMETRIX PLAN. The Prometrix Corporation Profit Sharing and 401(k) Plan, merged into the Tencor Instruments 401(k) Retirement Plan prior to its merger into the KLA Retirement Plan.

         3.26 PROMETRIX PLAN ACCOUNT(S). Account(s) accrued under the Prometrix Plan.

         3.27 QUALIFIED MATCHING CONTRIBUTIONS. Employer Matching Contributions under this Plan or any other plan of the Employer, as provided by the Regulations, treated as Salary Deferral Contributions for purposes of the tests of Section 6.5(a). The amount of Qualified Matching Contributions made under this Plan and taken into account as Salary Deferral Contributions for purposes of calculating the tests of Section 6.5(a), subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Matching Contributions as are needed to meet the Actual Deferral Percentage test of Section 6.5(a).

         3.28 QUALIFIED NONELECTIVE CONTRIBUTIONS. Employer Profit Sharing Contributions under this Plan or any other plan of the Employer, as provided by the Regulations, treated as Salary Deferral Contributions for purposes of the test of Section 6.5(a), or as Matching Contributions for purposes of the test of
Section 6.7(a).

                  (a) The amount of Qualified Nonelective Contributions made under this Plan and taken into account as Salary Deferral Contributions for purposes of calculating the tests of Section 6.5(a), subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions as are needed to meet the Actual Deferral Percentage test of Section 6.5(a).

                  (b) The amount of Qualified Nonelective Contributions made under this Plan and taken into account as Contribution Percentage Amounts for purposes of calculating the tests of Section 6.7(a), subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions as are needed to meet the Average Actual Contribution Percentage test of Section 6.7(a). Notwithstanding the foregoing, Qualified Nonelective Contributions used in calculating the Actual Deferral Percentage test of Section 6.5(a) may not be used in calculating the Average Actual Contribution Percentage test of Section 6.7(a).

         3.29 REEMPLOYMENT COMMENCEMENT DATE. The first date, following a Severance Date, on which an Employee again performs one (1) Hour of Service for the Employer.

         3.30 REGULATIONS. The Income Tax Regulations as prescribed by the Secretary of the Treasury from time to time under the Code.

         3.31 ROLLOVER CONTRIBUTION. A qualified Rollover Contribution as described in Section 5.6.

         3.32 SALARY DEFERRAL CONTRIBUTIONS. Employer contributions to the Trust on behalf of Participants who have elected to make such contributions as described in Section 5.1. For purposes of the test under Section 6.7(a), the Employer may take into account and include as Contribution Percentage Amounts, Salary Deferral Contributions under this Plan or any other plan of the Employer, as provided by Regulations. The amount of Salary Deferral Contributions made under the Plan and taken into account as Contribution Percentage Amounts for purposes of calculating the Average Actual Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Salary Deferral Contributions as are needed to meet the Average Actual Contribution Percentage test of Section 6.7(a); provided, however, that Salary Deferral Contributions used in calculating the Actual Deferral Percentage test of Section 6.5(a) may not be used in calculating the Average Actual Contribution Percentage test of Section 6.7(a).

         3.33 SECTION 415 COMPENSATION.

                  (a) For Plan Years beginning before January 1, 1998, "Section 415 Compensation" shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Regulations), and excluding the following:

                           (i) Employer contributions to a plan of deferred
compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                           (ii) Amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) Amounts realized from the sale, exchange or
other disposition of stock acquired under a qualified stock option; and

                           (iv) Other amounts which received special tax
benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in
Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                  (b) For Plan Years beginning on or after January 1, 1998, "Section 415 Compensation" shall include any elective deferrals (as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457.

         3.34 SEVERANCE DATE. The first to occur of the date on which an Employee terminates employment with the Employer because he or she quits, is discharged, dies or retires; and, for purposes of distributions made under any of the Appendices, the date on which an Employee is determined to have a Disability.

         3.35 SPOUSE OR SURVIVING SPOUSE. The Spouse or Surviving Spouse of a Participant; provided, however, that a former Spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code Section 414(p).

         3.36 TRUST. The Trust established under Article X.

         3.37 TRUSTEE. The person(s) or entity named in the Trust Agreement, or any successor or successors thereto, and designated by the Company to act as Trustee of the Trust and to hold the Trust assets in accordance with Article X.

         3.38 TRUST FUND. The assets held by the Trustee under the Trust.

         3.39 VALUATION DATE. The last day of each Plan Year and such other date(s) as the Administrator may designate.

         3.40 VOLUNTARY CONTRIBUTIONS ACCOUNT. Participant after-tax contributions accrued under the KLA Retirement Plan or the Prometrix Plan.

         3.41 YEAR OF SERVICE. A Plan Year during which an Employee completes 1,000 Hours of Service.

         3.42 OTHER DEFINITIONS. In addition to the definitions contained in this Section, the following terms are defined in the Section listed:

             TERM                                                      SECTION
             ----                                                      -------
Actual Deferral Percentage                                            6.5(3)(i)
Agency workers                                                       2.2(c)(vi)
Aggregate Limit                                                       6.7(c)(i)
Alternate Payee                                                       8.2(d)(i)
Amray Merger Date                                                             B
Amray Participants                                                          B.5
Amray Plan                                                                    B
Annual Additions                                                      6.4(g)(i)
Annuity Starting Date                                                 A.6(e)(i)
Applicable Life Expectancy                                            7.8(e)(i)
Average Actual Contribution Percentage                               6.7(c)(ii)
Average Actual Deferral Percentage                                   6.5(e)(ii)
Board                                                                   13.1(a)
Consultants                                                           2.2(c)(v)
Contribution Percentage                                             6.7(c)(iii)
Contribution Percentage Amounts                                      6.7(c)(iv)
Defined Benefit Fraction                                             6.4(g)(ii)
Defined Contribution Dollar Limitation                              6.4(g)(iii)
Defined Contribution Fraction                                        6.4(g)(iv)
Designated Beneficiary                                               7.8(e)(ii)
Determination Date                                                      16.2(a)
Direct Rollover                                                       7.6(b)(i)
Disability                                                          A.6-3,B.5-2
Distributee                                                          7.6(b)(ii)
Distribution Calendar Year                                          7.8(e)(iii)
Domestic Relations Order or Order                                    8.2(d)(ii)

            TERM                                                      SECTION
            ----                                                      -------
Earliest Retirement Age                                             8.2(d)(iii)
Election Period                                                      A.6(e)(ii)
Eligible Employee                                                   6.5(e)(iii)
Eligible Participant                                                  6.7(c)(v)
Eligible Retirement Plan                                            7.6(b)(iii)
Eligible Rollover Distribution                                       7.6(b)(iv)
Employee Contribution                                                6.7(e)(vi)
Excess 401(k) Contributions                                          6.5(e)(iv)
Excess Amount                                                         6.4(g)(v)
Excess Matching Contributions                                       6.7(c)(vii)
Excess Salary Deferrals                                                  6.6(a)
Five Percent Owner                                                   7.8(e)(iv)
Hardship                                                                   7.12
Highest Average Compensation                                         6.4(g)(vi)
Key Employee                                                            16.2(b)
KLA Plan                                                                      A
Leased Employees                                                           3.15
Life Expectancy                                                       7.8(e)(v)
Limitation Year                                                     6.4(g)(vii)
Maternity and Paternity Leave                                            3.5(b)
Maximum Permissible Amount                                         6.4(g)(viii)
Non-Key Employee                                                        16.2(c)
Non-resident aliens                                                 2.2(c)(iii)
Other Plan                                                           6.4(g)(ix)
Participant's Benefit                                                7.8(e)(vi)
Permissive Aggregation Group                                            16.2(d)
Plan Committee                                                           8.1(e)
Pre-age thirty-five (35) Waiver                                     A.6(e)(iii)
Projected Annual Benefit                                              6.4(g)(x)
Prometrix Merger Date                                                         A
Prometrix Participants                                                      A.6
Prometrix Plan                                                              A.5
Protected Benefits                                                          B.5
Qualified Domestic Relations Order                                   8.2(d)(iv)

             TERM                                                      SECTION
             ----                                                      -------
Qualified Election                                                   A.6(e)(iv)
Qualified Joint and Survivor Annuity                                  A.6(e)(v)
Qualified Preretirement Survivor Annuity                             A.6(e)(vi)
Reclassified Employees                                              2.2(c)(vii)
Required Aggregation Group                                              16.2(e)
Required Beginning Date                                             7.8(e)(vii)
Salary Deferrals                                                         6.6(a)
Segregated Amounts                                                    8.2(c)(i)
Straight Life Annuity                                               A.6(e)(vii)
Tencor Merger Date                                                            A
Tencor Participants                                                         A.5
Tencor Plan                                                                   A
Top-Heavy Plan                                                          16.2(f)
Top-Heavy Ratio                                                         16.2(g)
Valuation Date                                                          16.2(h)

                                   ARTICLE IV

                                   ELIGIBILITY


         4.1 PARTICIPATION. Each Employee who satisfies the conditions for eligibility specified in Section 2.2 may commence participation in the Plan as soon as administratively feasible thereafter.

         4.2 REEMPLOYMENT. If an Employee who has satisfied the eligibility requirements specified in Section 2.2 terminates employment with the Employer and is thereafter reemployed by the Employer, then the Employee will be eligible to participate in the Plan as of his or her Reemployment Commencement Date. An Employee who terminates employment prior to satisfying the eligibility requirements specified in Section 2.2 will become eligible to participate in the Plan in accordance with the provisions of Section 4.1.

         4.3 CHANGE IN EMPLOYMENT STATUS. If a Participant subsequently becomes an Employee ineligible to participate in the Plan pursuant to Section 2.2, then such Employee shall become a Participant immediately upon returning to an eligible class of Employees. If an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, then such Employee shall become a Participant in the Plan as soon as administratively feasible thereafter, provided that such Employee satisfies the requirements of Section 2.2.

         4.4 ELECTION NOT TO PARTICIPATE. Employees who would otherwise be eligible to participate in the Plan may elect not to participate in any contributions made pursuant to Section 5.3 for any Plan Year by making such election in writing in such manner and at such times as the Administrator shall specify.

                                    ARTICLE V

                                  CONTRIBUTIONS


         5.1 SALARY DEFERRAL CONTRIBUTIONS.

                  (a) As provided in Section 2.6, an eligible Employee may elect, in accordance with the procedures established from time to time by the Administrator, to have a portion of Compensation from each payroll period contributed to his or her Salary Deferral Contributions Account; provided, however, in no event shall the dollar amount made on behalf of each such Participant for any calendar year exceed the limit prescribed under Code Section 402(g) as adjusted automatically each calendar year to the extent permitted under Code Section 402(g)(5) and the Regulations thereunder (Nine Thousand Five Hundred Dollars ($9,500) in 1997; Ten Thousand Dollars ($10,000) in 1998). A Participant may elect to increase, discontinue or decrease Salary Deferral Contributions by filing a new election with the Administrator in such a manner as the Administrator shall specify, but in no event less frequently than once each calendar year.

                  (b) For purposes of the Plan, and with respect to Salary Deferral Contributions on behalf of any Participant, such Salary Deferral Contributions must be allocated to the Participant's Salary Deferral Contributions Account as of a date within the Plan Year and must relate to Compensation that would have been received by the Participant in the Plan Year but for the Participant's election to defer such Compensation.

         5.2 EMPLOYER MATCHING AND QUALIFIED MATCHING CONTRIBUTIONS.

                  (a) The Employer may, in its discretion and as specified in
Section 2.6, make Employer Matching Contributions. Employer Matching Contributions which would otherwise be made on behalf of a Participant may be reduced to the extent necessary to comply with the limitations of Sections 5.4, 6.4, 6.5 and 6.7. Any amount that cannot be contributed to the Trust because of these limitations shall be retained by the Employer, and the Employer shall have no obligation to contribute such amount to the Trust.

                  (b) The Administrator may, in its discretion, elect to treat all or a portion of Employer Matching Contributions for a Plan Year as Qualified Matching Contributions for purposes of the tests of Section 6.5(a).

                  (c) For all purposes of the Plan, Employer Matching or Qualified Matching Contributions shall be subject to the distribution limitations of Article VII. Amounts allocated to a Participant's Qualified Matching Contributions Account shall not be eligible for hardship distribution under Section 7.11.

         5.3 EMPLOYER PROFIT SHARING AND QUALIFIED NONELECTIVE CONTRIBUTIONS.

                  (a) The Employer may, in its discretion and as specified in
Section 2.6, make Employer Profit Sharing Contributions in such amount and at such times as it shall determine.

                  (b) Employer Profit Sharing Contributions for each calendar quarter shall be allocated among the Employer Profit Sharing Contributions Accounts of all Participants and former Participants who were employed by the Employer on the first and last days of the calendar quarter for which an Employer Profit Sharing Contribution is made to the Plan. Employer Profit Sharing Contributions shall be allocated to each Participant entitled to share in the allocation of Employer Profit Sharing Contributions for a calendar quarter in proportion to his or her Compensation as it relates to the aggregate Compensation of all such Participants for such calendar quarter, subject to the limitations of Section 6.4.

                  (c) The Administrator may, in its discretion, elect to treat all or a portion of Employer Profit Sharing Contributions for a Plan Year as Qualified Nonelective Contributions for purposes of the tests of Sections 5.7(a) and 6.5(a).

                  (d) The Employer may, with respect to a Plan Year, allocate Qualified Nonelective Contributions to such Participants and in such a manner as it deems necessary or appropriate to satisfy the tests of Sections 6.5(a) and 6.7(a).

                  (e) No Participant shall have any right to inquire into the amount of the Employer's Profit Sharing or Qualified Nonelective Contributions or the method used in determining the amount of the Employer's Profit Sharing or Qualified Nonelective Contributions. The Trustee shall be accountable only for funds actually received by the Trustee.

                  (f) For all purposes of the Plan, Employer Profit Sharing or Qualified Nonelective Contributions shall be subject to the distribution limitations of Article VII. Amounts allocated to a Participant's Qualified Nonelective Contributions Account shall not be eligible for hardship distribution under Section 7.11.

         5.4 LIMITATIONS ON CONTRIBUTIONS. The Employer Contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. Notwithstanding the preceding sentence, to the extent necessary to provide Top Heavy minimum allocations, the Employer shall make Contributions, even if such Contributions exceed the amount deductible to the Employer under the provisions of Code Section 404.

         5.5 TIME AND MANNER OF PAYMENT OF CONTRIBUTIONS. Contributions shall be paid to the Trustee on a regular basis determined by the Administrator; provided that:

                  (a) Unless the Regulations otherwise permit, all Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year must be paid to the Trustee within the time limits prescribed under applicable Federal and state law for the current deductibility thereof; and

                  (b) All Salary Deferral Contributions must be paid to the Trustee as soon as administratively feasible, but in no event later than the time prescribed by the Regulations promulgated by the Secretary of the Department of Labor.

         5.6 RECEIPT OF ASSETS FROM PLAN OF FORMER EMPLOYER.

                  (a) The Trustee may receive, with the consent of the Administrator, a transfer of assets previously held under a tax-qualified plan for the benefit of an Employee. The assets may be (i) received directly from the trustee of a plan qualified under Code Section 401(a), (ii) received from the Employee in accordance with Code Section 402(c) or 408(d)(3), or (iii) with the consent of the Administrator, transferred in the form of a Direct Rollover (as defined in Section 7.6).

                  (b) The Administrator shall be fully protected in relying on data, representations, or other information provided by the Employee or by the trustee or custodian of a qualified plan or individual retirement account that transfers assets to it for the purpose of determining that the requirements of subsection (a) above have been satisfied.

                  (c) Amounts attributable to elective contributions (as defined in Regulation Section 1.401(k)-1(g)(3)), including amounts treated as elective contributions which are transferred from another tax-qualified plan in a plan-to-plan transfer, shall be subject to the distribution limitations provided for in Regulation Section 1.401(k)-1(d).

                                   ARTICLE VI

                                    ACCOUNTS


         6.1 PARTICIPANTS' ACCOUNTS. For each Participant, a separate Account shall be maintained for each of the following, and for the income, expenses, gains and losses attributable thereto:

                  (a) Salary Deferral Contributions. A Participant's Salary Deferral Contributions Account shall be credited with all amounts attributable to Salary Deferral Contributions pursuant to Section 5.1.

                  (b) Employer Matching Contributions. A Participant's Employer Matching Contributions Account shall be credited with all amounts, if any, attributable to Employer Matching Contributions pursuant to Section 5.2.

                  (c) Qualified Matching Contributions. A Participant's Qualified Matching Contributions Account shall be credited with all amounts, if any, attributable to Qualified Matching Contributions pursuant to Section 5.2.

                  (d) Employer Profit Sharing Contributions. A Participant's Employer Profit Sharing Contributions Account shall be credited with all amounts, if any, attributable to Employer Profit Sharing Contributions pursuant to Section 5.3.

                  (e) Qualified Nonelective Contributions. A Participant's Qualified Nonelective Contributions Account shall be credited with all amounts, if any, attributable to Qualified Nonelective Contributions pursuant to Section 5.3.

                  (f) Rollover Contributions. A Participant's Rollover Contributions Account shall be credited with all amounts transferred to the Plan pursuant to Section 5.6.

                  (g) Voluntary Contributions. A Participant's Voluntary Contributions Account shall be maintained for Participants credited with such amounts under the Prometrix Plan which were transferred to the Tencor Instruments 401(k) Retirement Plan, and for Participants credited with such accounts under the KLA Retirement Plan.

                  (h) Other Accounts. Such other Account or Accounts as the Administrator shall deem necessary or appropriate.

         6.2 ALLOCATION OF CONTRIBUTIONS. As of each Valuation Date, the Administrator shall allocate to the Accounts of each Participant the Contributions made on his or her behalf since the preceding Valuation Date.

         6.3 ALLOCATION OF EARNINGS OR LOSSES.

                  (a) As of each Valuation Date, the Trustee shall determine the net fair market value of all assets of the Trust Fund (other than (i) any Contributions made as of such Valuation Date, and (ii) and payments of principal or interest made on outstanding loans to Participants pursuant to Section 7.12 since the preceding Valuation Date), and the Trustee shall then report such value to the Administrator. The Administrator shall adjust each Account: first, to reflect any allocations made to, or any distributions or withdrawals made from, such Account since the immediately preceding Valuation Date, to the extent not previously credited or charged thereto, and second, to reflect the earnings or losses allocable to each Account in accordance with Section 6.3(b). If an allocation of Contributions is to be made to the Accounts as of the same Valuation Date, then the adjustments required under this Section shall be made prior to such allocation.

                  (b) The Administrator shall maintain a separate record of all gains and losses of the Trust Fund attributable to each Participant's Account. For purposes of this Section, the gains or losses of the Trust Fund shall include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund as determined by the Trustee under the terms of the Trust. Each Participant's Account shall be credited with the gains or losses attributable to the investments made in such Account over the relevant period as of each Valuation Date.

         6.4 SECTION 415 LIMITATIONS.

                  (a) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides an Annual Addition (as defined below) the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount (as defined below) or any other limitation contained in this Plan. If the Contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

                  (b) Prior to determining the Participant's actual Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Section 415 Compensation for the Limitation Year.

                  (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

                  (d) If an Excess Amount exists for one or more Participants under this Plan and any Other Plan for a Limitation Year, as a result of (1) a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to any Participant under the limits of this Section, (2) an allocation of forfeitures,
(3) a reasonable error in estimating a Participant's annual Section 415 Compensation, or (4) other facts and circumstances with respect to which the rules of Regulation Section 1.415-6(b)(6) are available, then the Excess Amount will be disposed of in the following manner in accordance with the order indicated and to the extent necessary to eliminate such excess:

                           (i) First, the Participant's after-tax employee
contributions (including, if applicable, earnings thereon) under any Other Plan shall be refunded;

                           (ii) Then, any Salary Deferral Contributions
(including, if applicable, the earnings thereon) made on the Participant's behalf which were not the subject of any Employer Matching Contributions shall be distributed to the Participant as a current cash payment, subject to applicable Federal and state withholding taxes;

                           (iii) Then, any Salary Deferral Contributions
(including, if applicable, the earnings thereon) made on the Participant's behalf which were entitled to Employer Matching Contributions shall be distributed to the Participant as a current cash payment, subject to applicable Federal and state withholding taxes, and no Employer Matching Contributions shall be made with respect to the distributed Salary Deferral Contributions. Accordingly, the Participant's Employer Matching Contributions for such Plan Year are to be reduced as follows:

                                    (A) To the extent the Employer Matching
Contributions have not already been made to the Plan on the Participant's behalf, the reduction shall be effected by making an appropriate reduction in the aggregate amount of Employer Matching Contributions required for such Plan Year to take into account the distributed Salary Deferral Contributions no longer eligible for an Employer Matching Contribution.

                                    (B) To the extent the Employer Matching
Contributions have already been allocated to the Participant's Employer Matching Contributions Account for the Plan Year coincident with such Limitation Year, such Employer Matching Contributions (to the extent attributable to the distributed Salary Deferral Contributions) shall, together with the earnings thereon (if applicable), be withdrawn from the Participant's Employer Matching Contributions Account and reapplied to the satisfaction of any Employer Matching Contributions still to be made on behalf of other Participants eligible for an Employer Matching Contribution for such Plan Year. Any Employer Matching Contributions withdrawn from the Participant's Employer Matching Contribution Account and not so reapplied shall be held unallocated in a suspense account and shall be used to reduce future Employer Matching Contributions required to be made for each succeeding Plan Year until the suspense account is reduced to zero
(0). No profits or losses attributable to the assets of the Trust shall be allocated to the suspense account, nor shall any Contributions to the Plan (other than Salary Deferral Contributions) be made by the Employer while there is an outstanding balance in such suspense account. Upon the termination of the Plan, any outstanding balance in the suspense account shall revert to the Employer or, if applicable, the Participating Employer who made that Employer Matching Contribution to the Trust.

                           (iv) Then, the Participant's share of the Employer
Profit Sharing Contributions (if any) for the Plan Year coincident with the Limitation Year shall be reduced. Accordingly, the Employer shall make an appropriate reduction in the Employer Profit Sharing Contribution for the calendar quarter for which such Employer Profit Sharing Contribution is reduced from the Participant's Employer Profit Sharing Contribution Account.

                           (v) Finally, the Participant's allocable share of
contributions and forfeitures under any Other Plan shall be reduced in accordance with the applicable provisions of such Other Plan.

                  (e) This Section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides an Annual Addition, during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

                           (i) Prior to determining the Participant's actual
Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in paragraph (a) of this Section.

                           (ii) As soon as is administratively feasible after
the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
Section 415 Compensation for the Limitation Year.

                           (iii) If, as a result of (1) a reasonable error in
determining the amount of Salary Deferral Contributions that may be made with respect to any Participant under the limits of this Section, (2) an allocation of forfeitures, (3) a reasonable error in estimating a Participant's annual
Section 415 Compensation, or (4) other facts and circumstances with respect to which the rules of Regulation Section 1.415-6(b)(6) are available, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

                           (iv) If an Excess Amount was allocated to a
Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                                    (A) the total Excess Amount allocated as of
such date, times

                                    (B) the ratio of (i) the Annual Additions
allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other defined contribution plans.

                           (v) Any Excess Amount attributed to this Plan will be
disposed in the manner described in paragraph (a) (iv) above.

                  (f) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed one (1.0) in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 6.4(b).

                  (g) Definitions.

                           (i) Annual Additions. The sum of the following
amounts credited to a Participant's Account for the Limitation Year are treated as Annual Additions:

                                    (A) Employer contributions;

                                    (B) Employee contributions;

                                    (C) forfeitures;

                                    (D) amounts allocated, after March 31, 1984,
to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

                                    (E) amounts derived from contributions paid
or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) and under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer;

                                    (F) any Excess Amount applied under
paragraph (a)(iv) or (b)(vi) in the Limitation Year to reduce Employer contributions.

                           (ii) Defined Benefit Fraction. A fraction, the
numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or one hundred forty percent (140%) of the Highest Average Compensation, as adjusted by the Adjustment Factor. Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of that plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                           (iii) Defined Contribution Dollar Limitation. Thirty
Thousand Dollars ($30,000), as adjusted by the Adjustment Factor.

                           (iv) Defined Contribution Fraction. A fraction, the
numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)) and individual medical accounts (as defined in Code Section 415(1)(2)) maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or thirty-five percent (35%) of the Participant's Section 415 Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the product of
(1) the excess of the sum of the fractions over one (1.0), times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                           (v) Excess Amount. The amount of Annual Additions
which, if credited to a Participant's Account for a Limitation Year, would exceed the Maximum Permissible Amount.

                           (vi) Highest Average Compensation. The average
Section 415 Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average.

                           (vii) Limitation Year. The twelve (12) consecutive
month period ending on the date specified in Section 2.1(g). All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12)-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                           (viii) Maximum Permissible Amount. The maximum Annual
Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

                                    (A) the Defined Contribution Dollar
Limitation, or

                                    (B) Twenty-five percent (25%) of the
Participant's Section 415 Compensation for the Limitation Year. The Section 415 Compensation limitation shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12)-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                       12

                           (ix) Other Plan. Any other defined contribution plan
to which one or more members of the controlled group of corporations (as determined in accordance with the ownership rules of Code Section 1563, without regard however, to Code Section 1563(a)(4) or 1563(e)(3)(C)) and any other employer entity which constitutes an affiliated service group or is required to be aggregated with the Employer pursuant to Code Section 414(c), 414(m) or 414(o) and the Regulations thereunder.

                           (x) Projected Annual Benefit. The annual retirement
benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of a plan assuming:

                                    (A) the Participant will continue employment
until normal retirement age under the plan (or current age, if later), and

                                    (B) the Participant's Section 415
Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                  (h) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, which provides an Annual Addition (as defined below) the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount (as defined below) or any other limitation contained in this Plan. If the Contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

                  (i) Prior to determining the Participant's actual Section 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Section 415 Compensation for the Limitation Year.

                  (j) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Section 415 Compensation for the Limitation Year.

         6.5 DISCRIMINATION TESTING OF SALARY DEFERRAL CONTRIBUTIONS.

                  (a) Actual Deferral Percentage. The anti-discrimination requirements of Code Section 401(k)(3) provide that in each Plan Year one of the following tests must be met:

                           (i) The Average Actual Deferral Percentage for
Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Actual Deferral Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by one and twenty-five one-hundredths (1.25); or

                           (ii) The Average Actual Deferral Percentage for
Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's Average Actual Deferral Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  (b) Corrective Procedure.

                           (i) Correction of Excess 401(k) Contributions. The
Administrator shall have the discretion to take any and all steps it deems necessary or appropriate to ensure compliance with the limitations of paragraph
(a) above, including, without limitation:

                                    (A) Restricting the amount of Salary
Deferral Contributions by Highly Compensated Employees;

                                    (B) Pursuant to subsection (v) below,
distributing Excess 401(k) Contributions to the Highly Compensated Employees who made such contributions; and

                                    (C) Treating Employer Matching or Profit
Sharing Contributions, as the case may be, as Qualified Matching or Qualified Nonelective Contributions, respectively.

                           (ii) Calculation of Amount of Excess 401(k)
Contributions. The amount of Excess 401(k) Contributions for Highly Compensated Employees for a Plan Year is to be calculated by the following method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to enable the Plan to satisfy the anti-discrimination test of Section 6.5(a) or to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.

                                    (A) The Salary Deferral Contributions of the
Highly Compensated Employee with the highest Actual Deferral Percentage shall be reduced; such reduction shall continue, as necessary, until such Employee's Actual Deferral Percentage equals those of the Highly Compensated Employee(s) with the second highest Actual Deferral Percentage(s).

                                    (B) Following the application of the
preceding paragraph (A), if it is still necessary to reduce Highly Compensated Employees' Salary Deferral Contributions, the contributions of (or allocations on behalf of, if applicable) Highly Compensated Employees with the highest and second highest Actual Deferral Percentages shall be reduced, as necessary, until such Employees' Actual Deferral Percentage equal those of the Highly Compensated Employee(s) with the third highest Actual Deferral Percentage.

                                    (C) Following the application of paragraph
(B), if it is still necessary to reduce Highly Compensated Employees' Salary Deferral Contributions, the procedure, the beginning of which is described in paragraphs (A) and (B), shall continue until no further reductions are necessary.

                                    (D) Amounts determined pursuant to
paragraphs (A) through (C) above shall be combined. The resulting sum shall be the Excess 401(k) Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (iii) below.

                           (iii) Allocation of Excess 401(k) Contributions. The
amount of Excess 401(k) Contributions to be allocated to a Highly Compensated Employee for a Plan Year is to be determined by the following method, under which the dollar amount of Salary Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Salary Deferral Contributions is reduced to the extent required to enable the Plan to satisfy the anti-discrimination test of Section 6.5(a) or to cause such Highly Compensated Employee's dollar amount of Salary Deferral Contributions to equal the dollar amount of Salary Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount of Salary Deferral Contributions.

                                    (A) The Salary Deferral Contributions of the
Highly Compensated Employee(s) with the highest dollar amount of such Salary Deferral Contributions shall be reduced; such reduction shall continue, as necessary, until either such Employee's (Employees') dollar amount of Salary Deferral Contributions equal(s) those of the Highly Compensated Employee(s) with the second highest dollar amount of Salary Deferral Contributions, or the anti-discrimination test of Section 6.5(a) is met.

                                    (B) Following the application of the
preceding paragraph (A), if unallocated Excess 401(k) Contributions remain, Salary Deferral Contributions of the Highly Compensated Employees with the highest and second highest dollar amount of Salary Deferral Contributions shall be reduced as necessary, until either such Employees' dollar amount of Salary Deferral Contributions equal those of the Highly Compensated Employee(s) with the third highest dollar amount of Salary Deferral Contributions, or the anti-discrimination test of Section 6.5(a) is met.

                                    (C) Following the application of the
preceding paragraph (B), if unallocated Excess 401(k) Contributions remain, the procedure, the beginning of which is described in paragraphs (A) and (B), shall continue until no further reductions are necessary.

                                    (D) Excess 401(k) Contributions in an amount
equal to the reduction of Salary Deferral Contributions determined in paragraphs
(A) through (C) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Administrator, distributed pursuant to paragraph (v) below.

                           (iv) Character of Excess 401(k) Contributions. The
Excess 401(k) Contributions of a Highly Compensated Employee shall be deemed to consist of contributions and allocations as determined according to the following order of primacy:

                                    (A) First, the Employee's Excess 401(k)
Contributions shall be deemed to consist of any Salary Deferral Contributions which exceed the highest rate or amount at which Salary Deferral Contributions are matched; provided, such contributions shall be offset by any Excess Salary Deferrals distributable to the Employee pursuant to Section 6.6.

                                    (B) Second, the Employee's Excess 401(k)
Contributions shall be deemed to consist of (1) any Salary Deferral Contributions and (2) any Employer Matching and

Qualified Matching Contributions, each in proportion to the Employee's total Salary Deferral Contributions and total Employer Matching and Qualified Matching Contributions for the Plan Year; provided, any Salary Deferral Contributions characterized as Excess 401(k) Contributions by this paragraph (B) shall be offset by any Excess Salary Deferrals distributable to the Employee pursuant to
Section 6.6 and not taken into account under paragraph (b)(iii)(A) above.

                                    (C) Third, the Employee's Excess 401(k)
Contributions shall be deemed to consist of any allocations of Employer Profit Sharing and Qualified Nonelective Contributions.

                           (v) Distribution of Excess 401(k) Contributions. If,
pursuant to paragraph (b)(i)(B) above, the Administrator elects to distribute Excess 401(k) Contributions (increased by attributable income and decreased by attributable losses) to Highly Compensated Employees, the Administrator shall make such distributions:

                                    (A) On or before the date which falls 2-1/2
months after the last day of the Plan Year for which such Excess 401(k) Contributions were made, to avoid liability for the federal excise tax (equal to 10% of the undistributed Excess 401(k) Contributions), which will be imposed on Excess 401(k) Contributions distributed after such date;

                                    (B) In the event of a complete termination
of the Plan during the Plan Year in which there are Excess 401(k) Contributions, such distributions shall be made after the date of termination of the Plan and as soon as administratively feasible, but in no event later than the close of the twelve-month period immediately following such termination; and

                                    (C) In any case, before the last day of the
Plan Year next following the Plan Year for which such Excess 401(k) Contributions were made.

                                    (D) Excess 401(k) Contributions (including
amounts recharacterized) shall be treated as Annual Additions under the Plan.

                           (vi) Adjustment for Income/Loss. After the
Administrator has determined the aggregate amount and character of Excess 401(k) Contributions to be distributed to a given Highly Compensated Employee, the amount to be distributed shall be increased to reflect any attributable income, or decreased to reflect any attributable losses. Excess 401(k) Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess 401(k) Contributions shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess 401(k) Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.

                  (c) Special Rules.

                           (i) Computation of Section 415 Compensation. For
purposes of this Section, a Participant's Section 415 Compensation for the entire Plan Year shall be included, whether or not he or she made Salary Deferral Contributions for the entire Plan Year.

                           (ii) Coordination with Distribution of Excess Salary
Deferrals. After calculation of an amount to be distributed to a Participant pursuant to the procedures discussed in subsection (b)(iii) and (iv), if the Participant in question has also made Excess Salary Deferrals during the calendar year ended within or coincident with the Plan Year, the amount actually distributed to the Participant shall be adjusted to take into account such Excess Salary Deferrals pursuant to Section 6.6 and any relevant Regulations.

                           (iii) Aggregation of Plans. For purposes of
determining whether a plan satisfies the Actual Deferral Percentage test in paragraph (a) of this Section, all elective contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregate plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. For Plan Years beginning after December 31, 1989 two or more plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

                  (d) The Employer shall maintain records sufficient to demonstrate satisfaction of the test in Section 6.5(a) and the amount, if any, of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (e) Definitions. For purposes of this Article, the following definitions shall apply:

                           (i) Actual Deferral Percentage.

                                    (A) With respect to each Eligible Employee,
a percentage, calculated as the sum of the amount of (A) Salary Deferral Contributions, (B) Qualified Matching Contributions, and (C) Qualified Nonelective Contributions, made on behalf of such Eligible Employee for the Plan Year, divided by such Employee's Section 415 Compensation for the Plan Year.

                                    (B) The Actual Deferral Percentage for any
Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions (and Qualified Nonelective or Qualified Matching Contributions, or both, if treated as Salary Deferral Contributions for purposes of the test under this Section, allocated to his or her Accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Salary Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Regulations under Code Section 401(k).

                                    (C) For purposes of computing Actual
Deferral Percentages, an Employee who would be a Participant but for the failure to make Salary Deferral Contributions shall be treated as a Participant on whose behalf no Salary Deferral Contributions are made.

                           (ii) Average Actual Deferral Percentage. The average
(expressed as a percentage) of the Actual Deferral Percentages for all Eligible Employees in the relevant group.

                           (iii) Eligible Employee. Any Employee of the Employer
who is otherwise authorized under the terms of the Plan to have Contributions allocated to the Employee's Account for the Plan Year.

                                    (A) Excess 401(k) Contributions. With
respect to any Plan Year, the excess of the aggregate amount of Employer Contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over the maximum amount of such Contributions permitted by the test in Section 6.5(a).

         6.6 DISTRIBUTION OF EXCESS DEFERRAL CONTRIBUTIONS.

                  (a) A Participant may assign to this Plan any Excess Salary Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing of the amount of the Excess Salary Deferrals to be assigned to the Plan on or before March 15 of the year following the Participant's taxable year in which the Excess Salary Deferrals were made.

                  "Salary Deferrals" shall, for purposes of this Section, mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Salary Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code
Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Salary Deferrals shall not include any deferrals properly distributed as excess annual additions.

                  "Excess Salary Deferrals" shall, for purposes of this Section, mean those Salary Deferrals that are includable in a Participant's gross income under Code Section 402(g) to the extent such Participant's Salary Deferrals for a taxable year exceed the dollar limitation under such Code Section. For purposes of Section 6.4, Excess Salary Deferrals shall be treated as Annual Additions under the Plan. A Participant is deemed to notify the Plan Administrator of any Excess

Salary Deferral Contributions that arise by taking into account only those Salary Deferral Contributions made to this Plan and any other plans of the Employer.

                  Notwithstanding any other provision of the Plan, Excess Salary Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Salary Deferrals were assigned for the preceding taxable year and who claims Excess Salary Deferrals for such taxable year.

                  (b) Determination of Income or Loss. Excess Salary Deferrals shall be adjusted for any income or loss up to the end of the Plan Year for which such Excess Salary Deferrals were made. The income or loss allocable to Excess Salary Deferrals shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess Salary Deferrals, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.

         6.7 DISCRIMINATION TESTING OF EMPLOYER MATCHING CONTRIBUTIONS.

                  (a) Except as provided in subsection (b) below, for each Plan Year, Participant's allocations of Employer Matching Contributions for each Plan Year must satisfy one of the following tests:

                           (i) The Average Actual Contribution Percentage for
Eligible Employees who are Highly Compensated Employees shall not exceed the prior Plan Year's Average Actual Contribution Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by one and twenty-five one-hundredths (1.25); or

                           (ii) The Average Actual Contribution Percentage for
Eligible Employees who are Highly Compensated Employees shall not exceed the prior Plan Year's Average Actual Contribution Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the Average Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  (b) Special Rules.

                           (i) Multiple Use. If one or more Highly Compensated
Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage test maintained by the Employer and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described in Section 6.5(b) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Matching Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Actual Contribution Percentage of the Non-Highly Compensated Employees.

                           (ii) For purposes of this Section, the Contribution
Percentage for any Participant who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to Regulations under Code Section 401(m).

                           (iii) In the event that this Plan satisfies the
requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee Average Actual Contribution Percentage for the prior Plan Year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated in order to satisfy Code
Section 401(m) only if they have the same Plan Year.

                           (iv) For purposes of determining the Contribution
Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Employer Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

                           (v) The Employer shall maintain records sufficient to
demonstrate satisfaction of the Actual Contribution Percentage test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                           (vi) The determination and treatment of the
Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (c) Definitions. For purposes of this Article, the following definitions shall apply:

                           (i) Aggregate Limit. The sum of (A) one hundred
twenty-five percent (125%) of the greater of the Actual Deferral Percentage of the Non-Highly Compensated Employees for the prior Plan Year or the Actual Contribution Percentage of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and (B) the lesser of two hundred percent (200%) or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in "(A)", above, and "greater" is substituted for "lesser" after "two plus the" in "(B)" if it would result in a larger Aggregate Limit.

                           (ii) Average Actual Contribution Percentage. The
average of the Contribution Percentages of the Eligible Participants in a group.

                           (iii) Contribution Percentage. The ratio (expressed
as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Section 415 Compensation for the Plan Year.

                           (iv) Contribution Percentage Amounts. The sum of the
Employee Contributions, Employer Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct Excess Matching Contributions or because the contributions to which they relate are Excess Salary Deferral Contributions, Excess 401(k) Contributions, or Excess Matching Contributions. The Employer may include Qualified Non-elective Contributions in the Contribution Percentage amounts. The Employer also may elect to use Salary Deferral Contributions in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Salary Deferral Contributions are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Salary Deferral Contributions that are used to meet the Actual Contribution Percentage test.

                           (v) Eligible Participant. Any Employee who is
eligible to make an Employee Contribution, or any Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive Employer Matching Contributions (including forfeitures) or Qualified Matching Contributions. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

                           (vi) Employee Contribution. Any contribution made to
the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

                           (vii) Excess Matching Contributions. With respect to
any Plan Year, the excess of (A) the aggregate amount of Employer Contributions actually taken into account in computing the Average Actual Contribution Percentage of Highly Compensated Employees for such Plan Year, over (B) the maximum amount of such Contributions permitted by the test in Section 6.7(a).

         6.8 CORRECTIVE PROCEDURE FOR DISCRIMINATORY MATCHING CONTRIBUTIONS

                  (a) The Administrator shall have responsibility of monitoring the Plan's compliance with the limitations of the preceding Section. The Administrator shall have the discretionary power to take any and all steps it deems necessary or appropriate to ensure compliance with those limitations, including, without limitation:

                           (i) pursuant to subsection (c) below, distributing
vested Excess Matching Contributions to the Eligible Employees who are Highly Compensated Employees who received such allocations;

                           (ii) treating as amounts to be reallocated pursuant
to subsection (d) below, the portion of Excess Matching Contributions which consists of unvested allocations of Employer Matching Contributions to the Employer Matching Contribution Accounts of Eligible Employees who are Highly Compensated Employees; and

                           (iii) limiting the amount of Employer Matching
Contributions allocated to the Employer Matching Contribution Accounts of Eligible Employees who are Highly Compensated Employees.

                  (b) Notwithstanding any other provisions in this Plan, if, pursuant to subsection (a)(i) or (ii) above, the Administrator elects to distribute or reallocate Excess Matching Contributions (increased by attributable income and decreased by attributable losses), the Administrator shall take such action(s) (i) on or before the date which falls two and one-half (2-1/2) months after the last day of the Plan Year for which such Excess Matching Contributions were made, if the Employer wishes to avoid liability for the federal excise tax (equal to ten percent (10%) of undistributed and unreallocated Excess Matching Contributions), which will be imposed on Excess Matching Contributions distributed or reallocated after such date, and (ii) in any case, before the last day of the Plan Year next following the Plan Year for which such contributions were made.

                  (c) Determination of Amount of Excess Matching Contributions. The amount of Excess Matching Contributions for Highly Compensated Employees for a Plan Year is to be determined by the following method, under which the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage is reduced to the extent required to enable the Plan to satisfy the anti-discrimination test of Section 6.7(a) or to cause such Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage.

                           (i) The allocations of Employer Matching
Contributions of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced; such reduction shall continue, as necessary, until such Employee's Contribution Percentage equals those of the Highly Compensated Employee(s) with the second highest Contribution Percentage(s).

                           (ii) Following the application of paragraph (i), if
it is still necessary to reduce Highly Compensated Employees' allocations of Employer Matching Contributions, the contributions of Highly Compensated Employees with the highest and second highest Contribution Percentages shall be reduced, as necessary, until such Employee's Contribution Percentages equal those of the Highly Compensated Employee(s) with the third highest Contribution Percentage(s).

                           (iii) Following the application of paragraph (ii), if
it is still necessary to reduce Highly Compensated Employees' allocations of Employer Matching Contributions, the procedure, the beginning of which is described in paragraphs (i) and (ii), shall continue until no further reductions are necessary.

                           (iv) Amounts determined pursuant to paragraphs (i)
through (iii) shall be combined. The resulting sum shall be the Excess Matching Contributions, and the portion of the total to be allocated to each affected Highly Compensated Employee shall be determined pursuant to paragraph (f).

                  (d) Allocation of Excess Matching Contributions. The amount of Excess Matching Contributions to be allocated to a Highly Compensated Employee for a Plan Year is to be determined by the following method, under which the dollar amount of Employer Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Employer Matching Contributions is reduced to the extent required to enable the Plan to satisfy the anti-discrimination test of Section 6.7(a) or to cause such Highly Compensated Employee's dollar amount of Employer Matching Contributions to equal the dollar amount of Employer Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions.

                           (i) The allocations of Employer Matching
Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Employer Matching Contributions shall be reduced; such reduction shall continue, as necessary, until either such Employee's dollar amount of Employer Matching Contributions equals those of the Highly Compensated Employee(s) with the second highest dollar amount of Employer Matching Contributions or the anti-discrimination test of Section 6.7(a) is met.

                           (ii) Following the application of paragraph (i), if
unallocated Excess Matching Contributions remain, Employer Matching Contributions of Highly Compensated Employees with the highest and second highest dollar amount of Employer Matching Contributions shall be reduced, as necessary, until either such Employees' dollar amount of Employer Matching Contributions equal those of the Highly Compensated Employee(s) with the third highest dollar amount of Employer Matching Contributions, or the anti-discrimination test of Section 6.7(a) is met.

                           (iii) Following the application of paragraph (ii), if
unallocated Excess Matching Contributions remain, the procedure, the beginning of which is outlined in paragraphs (i) and (ii), shall continue until no further reductions are necessary.

                           (iv) Excess Matching Contributions in an amount equal
to the reductions of Employer Matching Contributions determined in paragraphs
(i) through (iii) above with respect to a Highly Compensated Employee shall be allocated to that Highly Compensated Employee and, as determined by the Administrator, distributed pursuant to paragraph (7) below.

                  (e) Character of Excess Matching Contributions. The Excess Matching Contributions of a Highly Compensated Employee shall be deemed to consist of allocations and contributions as determined according to the following order:

                                    (A) First, the Employee's Excess Matching
Contributions shall be deemed to consist of any Excess Salary Deferrals which both are distributable to the Employee pursuant to Section 6.6 and were used to satisfy the Section 6.7(a) nondiscrimination tests pursuant to Section 6.7(b).

                                    (B) Second, the Employee's Excess Matching
Contributions shall be deemed to consist of any Employer Matching Contributions used to satisfy the Section 6.7(a) tests in proportion to the Employee's Employer Matching Contributions used to satisfy the Section 6.7(a) test for the Plan Year.

                                    (C) Third, the Employee's Excess Matching
Contributions shall be deemed to consist of any allocations of Employer Profit Sharing Contributions which were characterized as Qualified Nonelective Contributions and used to satisfy the Section 6.7(a) nondiscrimination tests pursuant to Section 6.7(b).

                  (f) Distribution of Excess Matching Contributions. After the procedure outlined in subsection (d) is completed, all amounts of Excess Matching Contributions shall be distributed to the respective Highly Compensated Employees to whose Accounts the Excess Matching Contributions were made.

                  (g) Adjustment for Income/Loss. After the Administrator has determined the aggregate amount, and character, of Excess Matching Contributions to be distributed to a given Highly Compensated Employee, the amount to be distributed shall be increased to reflect any attributable income, or decreased to reflect any attributable losses. The attributable income or loss to be distributed shall be calculated by the Plan Administrator using any reasonable method for computing the income or loss allocable to Excess Matching Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the plan for the Plan Year, and is used by the Plan Administrator for allocating income to Participants' Accounts.

                  (h) Special Rules.

                           (i) Any amount distributed to a Highly Compensated
Employee pursuant to this Section shall not be subject to any of the consent rules for Participants and Spouses contained in Article VII. Similarly, any such distribution will not make the Employee liable for the federal taxes applicable to early withdrawals (Section 72(t) of the Code) and excess distributions (Section 4981A of the Code).

                           (ii) After calculation of an amount to be distributed
to an Employee pursuant to the procedure discussed in paragraph (d) above, if the Employee in question has also made Excess Salary Deferrals during the calendar year ended within or coincident with the Plan Year, any Salary Deferral Contributions scheduled to be distributed to the Employee shall be adjusted to take into account any Excess Salary Deferrals deemed to be Excess Matching Contributions pursuant to paragraph (d) above and any relevant Regulations.

                                   ARTICLE VII

                      VESTING AND DISTRIBUTION OF ACCOUNTS


         7.1 VESTED INTEREST.

                  (a) A Participant's interest in his or her Accounts shall be vested in accordance with Section 2.7.

                  (b) If the vesting schedule specified in Section 2.7 is later amended to provide less rapid vesting, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, then each Participant (i) who has completed three (3) Years of Service with the Employer and (ii) whose Account(s) would have vested more rapidly prior to the amendment, may irrevocably elect during the election period to have the nonforfeitable percentage of his or her Accounts calculated without regard to such amendment. For purposes of this Section, the election period shall begin the date the amendment is adopted, and shall end on the date sixty (60) days after the later of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Employer or the Administrator.

         7.2 NORMAL RETIREMENT. A Participant may retire as of the first day of any month coinciding with or immediately following his or her Normal Retirement Date as specified in Section 2.11. In such event, the Participant's Accounts shall be distributed in accordance with Sections 7.5, 7.6 and 7.7.

         7.3 DEATH BENEFITS. If a Participant or former Participant dies before the entire vested balance of his or her Accounts has been distributed, then the vested balance in his or her Accounts shall be paid to the Participant's Beneficiary in accordance with Sections 7.5, 7.6 and 7.7.

         7.4 TERMINATION OF EMPLOYMENT. Following a Participant's Severance Date, the Participant's Accounts shall be valued as soon as administratively practicable in accordance with the Administrator's customary procedures, and distributed in accordance with Sections 7.5, 7.6 and 7.7.

         7.5 COMMENCEMENT OF DISTRIBUTION.

                  (a) Subject to Sections 7.5 through 7.9 and the Appendices, following a Participant's Severance Date, the Participant's Accounts shall be distributed at a date designated by the Administrator, which designation (except as provided below) shall be as soon as administratively practicable following the next Valuation Date after the Participant's Severance Date. If, at the date of distribution, the Participant's Accounts do not exceed (or at the time of any prior distribution did not exceed) Three Thousand Five Hundred Dollars ($3,500), (or, effective as of January 1, 1998, Five Thousand Dollars ($5,000)), the Participant's Accounts will be distributed to the Participant (or, where the Participant is deceased, the Participant's Beneficiary) in a lump sum. If, at the date of distribution, the Participant's Accounts exceed (or at the time of any prior distribution exceeded) Three Thousand Five Hundred Dollars ($3,500) (or, effective as of January 1, 1998, Five Thousand Dollars ($5,000)), the Participant (or, where the Participant is deceased, the Participant's Beneficiary) must consent in writing within the ninety (90) day period ending on the Annuity Starting Date to the distribution before it may be made. If the Participant, or, where applicable, his or her Spouse, consents to the distribution, such distribution shall include all of the Participant's vested Account balances. If the Participant or, where applicable, the Participant's Spouse, does not consent in writing to the distribution, the Participant's Accounts will be held in the Trust Fund until the earlier of (i) the Participant's death, (ii) the Participant's Normal Retirement Date, or (iii) the date on which the Participant (or, where applicable, the Participant's Spouse) consents in writing to a distribution pursuant to this Section. If a Participant's consent to a distribution is required hereunder, then at least thirty (30) days and not more than ninety (90) days prior to the Annuity Starting Date the Administrator shall provide the Participant (or, if applicable, the Participant's Spouse) with a notice of the right to elect immediate distribution or the right to defer distribution until the Participant's Normal Retirement Date. A retired, disabled, deceased or terminated Participant's Accounts shall be increased by any Contributions that are allocated to the Participant's Accounts after the Valuation Date.

                  (b) Unless the Participant elects otherwise, distributions to a Participant must commence no later than sixty (60) days following the close of the Plan Year in which occurs the latest of:

                           (i) The date the Participant attains age sixty-five
(65);

                           (ii) The tenth (10th) anniversary of the date on
which the Participant first commences participation in the Plan; or

                           (iii) The Participant's Severance Date.

         Notwithstanding the foregoing, the failure of a Participant (and, where applicable, the Participant's Spouse) to consent to a distribution while a benefit is immediately distributable within the meaning of this Section, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

                  (c) Notwithstanding the foregoing, and if the normal form of distribution specified in the Appendices is a Qualified Joint and Survivor Annuity, only the affected Participant (and not his or her Spouse) need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415. In addition, upon termination of this Plan, to the extent the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                  (d) Notwithstanding anything to the contrary herein, the balance in each Participant's Account must begin to be distributed not later than the Participant's Required Beginning Date regardless of whether the Participant has consented to such a distribution.

                  (e) If a distribution is one for which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty
(30) days after the notice required under Regulations Section 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution and waives the thirty (30) day period by written notice.

         7.6 DIRECT ROLLOVERS AND WITHHOLDING.

                  (a) General Rule. If the Distributee of any Eligible Rollover Distribution elects to have the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, and specifies the Eligible Retirement Plan to which the Eligible Rollover Distribution is to be paid, then the Eligible Rollover Distribution will be paid to that Eligible Retirement Plan in a Direct Rollover.

                  (b) Definitions. For purposes of this Section, the following definitions shall apply:

                           (i) Direct Rollover. An Eligible Rollover
Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

                           (ii) Distributee. An Employee, Surviving Spouse of a
deceased Employee, or a Spouse entitled to payment under a Qualified Domestic Relations Order.

                           (iii) Eligible Retirement Plan.

                                    (A) With respect to any Distributee, an
individual retirement account described in Code Section 408(a) or an individual retirement annuity (other than an endowment contract) described in Code Section 408(b); or

                                    (B) With respect to a Distributee who is an
Employee or a Spouse or former Spouse of an Employee who is an Alternate Payee under a Qualified Domestic Relations Order as defined in Section 8.2, an Eligible Retirement Plan shall also mean a qualified trust described in Code
Section 401(a) or an annuity plan described in Code Section 403(a).

                           (iv) Eligible Rollover Distribution. An Eligible
Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (c) If a Participant does not elect to have an Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan, or in the case of any distribution which is not an Eligible Rollover Distribution, the Administrator shall direct the Trustee as to any required withholding.

         7.7 FORM OF BENEFIT. Unless otherwise specified in one or more of the Appendices, benefits shall be paid to the Participant or the Participant's Beneficiary in the manner specified in Section 2.9.

                  (a) If it is a permissible form of distribution, and if the Participant or his or her Beneficiary chooses the installment method of distribution, the following shall apply:

                           (i) If the Participant dies before the completion of
installment payments, any balance in the Participant's Account shall be paid to his or her Beneficiary as provided in Section 7.3. If a Beneficiary who is receiving payments dies, any remaining balance of the Account shall be paid to the personal representative of the Beneficiary's estate. When establishing the terms of installment payments, at the time payments begin, the present value of the payments projected to be paid to the Participant, based on his or her life expectancy, must be more than fifty percent (50%) of the present value of the payments projected to be paid to the Participant and his or her Beneficiary, based on their life expectancies.

                           (ii) As of any subsequent Valuation Date, the
Administrator, with the consent of the Participant, may cause the amount then credited to the Accounts of the Participant to be paid in a lump sum.

                           (iii) The following rules apply to payments after a
Participant's death:

                                    (A) Distribution Beginning Before Death. If
a Participant dies after payments have begun, then his or her remaining vested Account balances, if any, must be distributed to his or her Beneficiary at least as rapidly as under the method of distribution elected by the Participant;

                                    (B) Distribution Beginning After Death.

                                            (1) If the Participant dies before
distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (I) or (II) below:

                                                          (I) if any portion of
the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                                                          (II)if the designated
Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (I) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died and (b) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

                                                          If the Participant has
not made an election pursuant to this paragraph (I) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under this Section, or (b) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                            (2) For purposes of paragraph (1)
above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of paragraph (1), with the exception of paragraph (II) therein, shall be applied as if the Surviving Spouse were the Participant.

                                            (3) For the purposes of this
Section, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if paragraph (2) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (1) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                  (b) Notwithstanding anything herein to the contrary, if the Participant (or, if applicable, the Beneficiary) signed a written distribution prior to January 1, 1984, the Committee must distribute the Participant's vested Accounts in accordance with that designation. This paragraph does not apply to a pre-1984 distribution designation, and the Committee will not comply with that designation, if any of the following applies: (i) the method of distribution would have disqualified the Plan under Code Section 401(a)(9) as in effect on December 31, 1983; (ii) the Participant did not have a vested Account as of December 31, 1983; (iii) the distribution designation does not specify the timing and form of the distribution and the Beneficiaries (in order of priority); (iv) the substitution of a Beneficiary modifies the payment period of the distribution; or (v) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant would have received pursuant to Section 7.8 if the distribution designation had not been in effect or, if the Beneficiary revokes the distribution designation, the amount which the Beneficiary would have received under Section 7.8 designation had not been in effect. The Committee will apply this paragraph to rollovers and transfers in accordance with Part J of the Regulations relating to Code Section 401(a)(9).

         7.8 MINIMUM DISTRIBUTION REQUIREMENTS.

                  (a) General Rules.

                           (i) Subject to Section 7.7 and any applicable
Appendices to the Plan, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

                           (ii) All distributions required under this Section
shall be determined and made in accordance with the proposed Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of proposed Regulations Section 1.401(a)(9)-2.

                  (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

                  (c) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                           (i) the life of the Participant,

                           (ii) the life of the Participant and a designated
Beneficiary,

                           (iii) a period certain not extending beyond the life
expectancy of the Participant, or

                           (iv) a period certain not extending beyond the joint
and last survivor expectancy of the Participant and a designated Beneficiary.

                  (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                           (i) Individual Account.

                                    (A) If a Participant's benefit is to be
distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                                    (B) For calendar years beginning before
January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                                    (C) For calendar years beginning after
December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of proposed Regulations Section 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in paragraph (A) above as the relevant divisor without regard to proposed Regulations Section 1.401(a)(9)-2.

                                    (D) The minimum distribution required for
the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                           (ii) Other Forms. If the Participant's benefit is
distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed Regulations thereunder. Any annuity contract distributed from this Plan must be nontransferable.

                  (e) Definitions. For purposes of this Section, the following definitions shall apply:

                           (i) Applicable Life Expectancy. The life expectancy
(or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                           (ii) Designated Beneficiary. The individual who is
designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed Regulations thereunder.

                           (iii) Distribution Calendar Year. A calendar year for
which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Code Section 401(a)(9).

                           (iv) Five Percent Owner. A Participant is treated as
a Five Percent Owner for purposes of this Section if such Participant is a Five Percent Owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

                           (v) Life Expectancy. Life expectancy and joint and
last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Regulations Section 1.72-9. Unless otherwise elected by the Participant (or Spouse in the case of distributions which begin following the Participant's death and in which the Spouse is named as the designated Beneficiary) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

                           (vi) Participant's Benefit.

                                    (A) The Account balance as of the last
Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                                    (B) Exception for second distribution
calendar year. For purposes of paragraph (A) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                           (vii) Required Beginning Date.

                                    (A) Five Percent Owners. The first day of
April following the later of:

                                            (1) the calendar year in which the
Participant attains age seventy and one-half (70-1/2), or

                                            (2) the earlier of the calendar year
with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner, or the calendar year in which the Participant's Severance Date occurs.

         Once begun, distributions to a Five Percent Owner under this Section must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

                                    (B) Non-Five Percent Owners.

                                            (1) Participants who are not Five
Percent Owners, but who attain age seventy and one-half (70-1/2) prior to January 1, 1996. The first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

                                            (2) Participants who are not Five
Percent Owners and who attain age seventy and one-half (70-1/2) between January 1, 1996 and December 31, 1998. The first day of April of the calendar year following the calendar year in which the later of attainment of age seventy and one-half (70-1/2) or the Participant's Severance Date occurs; provided, however, that an Employee whose Severance Date has not occurred may irrevocably elect, in writing, to defer distribution until that Employee's Severance Date.

                                            (3) Participants who are not Five
Percent Owners and who attain age seventy and one-half (70-1/2) after December 31, 1998. The date on which occurs the Participant's Severance Date.

         7.9 DISTRIBUTION TO MINOR OR INCOMPETENT

                  (a) In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary resides, or to a custodian for such Beneficiary under the Uniform Transfer to Minors Act, if permitted by the laws of the state in which the Beneficiary resides. Payment to the legal guardian, parent or custodian of a minor Beneficiary shall fully discharge the Trustee, Administrator and Plan from further liability on account thereof.

                  (b) If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified conservator or other legal representative), the payment may be made to the person's spouse, son, daughter, parent, brother, sister or other person determined by the Administrator to have incurred expense for the person otherwise entitled to payment. Distribution under this Section shall be in the discretion of the Administrator, and the Administrator shall not be compelled to make any distribution under this Section.

         7.10 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. If a Participant who is entitled to a distribution cannot be located and the Administrator has made reasonable efforts to locate the Participant, the Participant's interest shall be forfeited and used: first, to restore any amounts previously forfeited under this Section; second, to pay administrative expenses of the Plan for the Plan Year in which the forfeiture occurs; third, to offset the Employer's obligation to make Employer Matching Contributions for the Plan Year in which the forfeiture occurs; and fourth, to allocate as Employer Profit Sharing Contributions for the Plan Year in which the forfeiture occurs. If the Participant or Beneficiary makes a written claim for the Account(s) subsequent to the forfeiture, the Employer shall cause the Account(s) to be reinstated.

         7.11 HARDSHIP DISTRIBUTION.

                  (a) The Trustee shall, upon the direction of the Administrator, make a distribution from a Participant's Salary Deferral Contributions Account (not including earnings) upon hardship of the Participant. A Participant shall be entitled to a hardship distribution only if the distribution is both (i) made on account of an immediate and heavy financial need of the Participant (as defined in paragraph (b)), and (ii) is necessary to satisfy such financial need (as defined in paragraph (c)).

                  (b) An immediate and heavy financial need shall be deemed any one of the following:

                           (i) Expenses incurred or necessary for medical care
described in Code Section 213(d) for the Participant, his or her Spouse, or any dependents of the Participant (as defined in Code Section 152);

                           (ii) Cost (excluding mortgage payments) relating to
the purchase of a principal residence for the Participant;

                           (iii) Payment of tuition and related educational fees
for the next twelve (12) months of post-secondary education for the Participant, his or her Spouse, children, or dependents; or

                           (iv) The need to prevent the eviction of the
Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (c) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

                           (i) The Participant has obtained all distributions,
other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                           (ii) The Participant is prohibited from making Salary
Deferral Contributions to this Plan for twelve (12) months after the receipt of the hardship distribution. In addition, the Participant must be prohibited, under the terms of the plan, or by an otherwise legally enforceable agreement, from making elective contributions and employee contributions to all other plans of the Employer for at least twelve (12) months after receipt of the hardship distribution;

                           (iii) The distribution is not in excess of the amount
of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                           (iv) All plans maintained by the Employer limit the
Participant's Salary Deferral Contributions for the taxable year immediately following the taxable year of the hardship distribution to the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Participant's Salary Deferral Contributions for the taxable year of the hardship distribution.

                  (d) No more than one (1) hardship withdrawal shall be permitted per Participant per Plan Year.

                  (e) If required in accordance with one or more of the Appendices, a Participant must obtain the consent of his or her Spouse, if any to receive a hardship distribution. Spousal consent shall be obtained no earlier than the beginning of the ninety (90)-day period that ends on the date on which the hardship withdrawal is to be made. The consent must be in writing, must acknowledge the effect of the withdrawal, and must be witnessed by a Plan representative or notary public.

         7.12 LOANS.

                  (a) The Administrator may authorize a loan or loans to currently employed Participants, or parties in interest (as defined in ERISA
Section 3(14)) who are Participants or Beneficiaries, provided that:

                           (i) such loans are available to all such Participants
and Beneficiaries on a reasonably equivalent basis;

                           (ii) such loans are not made available to Highly
Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees;

                           (iii) such loans bear a reasonable rate of interest;

                           (iv) such loans are adequately secured; and

                           (v) a Participant's or Beneficiary's aggregate
outstanding loans shall not exceed fifty percent (50%) of the present value of the Participant's or Beneficiary's vested accrued benefit.

                  (b) If required in accordance with one or more of the Appendices to the Plan, a Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

                  (c) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

                  (d) Notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

                  (e) All such loans shall be available to Participants and Beneficiaries without regard to any individual's race, color, religion, sex, age or national origin. All such loans shall further be subject to ERISA, the Code, the Regulations and rulings thereunder, and to such terms and conditions not inconsistent therewith (and subject to this Section) as determined by the Administrator. Such policies and guidelines shall be in writing and (i) may be amended by the Administrator from time to time (ii) shall be communicated to all affected Participants and Beneficiaries, and (iii) shall be deemed a part of this Plan.

         7.13 WITHDRAWALS AT AGE FIFTY-NINE AND ONE-HALF (59-1/2). A Participant may withdraw all or a part of his or her Accounts at any time subsequent to attainment of age fifty-nine and one-half (59-1/2); provided, however, that if required in accordance with one or more of the Appendices, the Participant must obtain the consent of his or her Spouse, if any for amounts withdrawn from the Participant's Account. If required, Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the withdrawal is to be made. The consent must be in writing, must acknowledge the effect of the withdrawal, and must be witnessed by a Plan representative or notary public.

         7.14 WITHDRAWALS FROM VOLUNTARY CONTRIBUTIONS ACCOUNT. A Participant may withdraw all or a part of his or her Voluntary Contributions Account accrued under the KLA Retirement Plan at any time. A Participant may withdraw all or part of his or her Voluntary Contributions Account accrued under the Prometrix Plan in accordance with the provisions of Section 2.13 and A.6-2.

                                  ARTICLE VIII

                                 ADMINISTRATION


        8.1 POWERS OF THE ADMINISTRATOR.

               (a) The Administrator shall file all reports and distribute to Participants and Beneficiaries reports and other information required under ERISA.

               (b) The Administrator shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions and shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                    (i) Discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any benefits hereunder;

                    (ii) To monitor the Plan's compliance with the limitations of Sections 6.4, 6.5 and 6.7 throughout the Plan Year. The Administrator shall maintain such records as are necessary to demonstrate compliance with these Sections;

                    (iii) To prescribe procedures to be followed by Employees in filing applications for benefits;

                    (iv) To make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing;

                    (v) To request and receive from Employees such information as is necessary for the proper administration of the Plan, including but not limited to, such information as the Administrator may reasonably require to determine each Participant's eligibility to participate in the Plan and the benefits payable to each Participant upon his or her death, retirement or termination of employment;

                    (vi) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan; and

                    (vii) To direct the Trustee as to the method in which, and persons to whom, Plan assets will be distributed.

               (c) The Administrator shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including, but not limited to, the Company and any Participant or Beneficiary, except as otherwise provided by law. When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by the Employer or anyone acting on behalf of the Employer.

               (d) The Administrator shall have the power to (i) establish a funding policy; (ii) select alternative investment funds; (iii) receive and review reports on the financial condition of the Trust Fund and statements of the receipts and disbursements of the Trust Fund from the Trustee; and (iv) appoint or employ one or more Investment Managers (as defined in ERISA Section 3(38)) to manage any part or all of the assets of the Plan for which the Administrator has investment discretion.

               (e) The Administrator may appoint one or more persons to act as a "Plan Committee" to discharge the duties of the Administrator under the Plan. A person shall not be ineligible to be a member of the Committee because he or she is or may be a Participant in the Plan. The Administrator may, from time to time, increase or decrease the number of members of the Committee. The Committee and each of its members shall be indemnified by the Employer to the extent set forth in Section 17.2.

        8.2 DOMESTIC RELATIONS ORDERS.

               (a) Notification. Upon receipt of a Domestic Relations Order, the Administrator shall promptly notify the affected Participant and each Alternate Payee of the receipt of such order and the procedures established by the Administrator for determining whether such Order satisfies the requirements for recognition as a Qualified Domestic Relations Order. Such notice shall also advise each Alternate Payee of his or her right to designate a representative to receive communications from the Administrator concerning the disposition of the Domestic Relations Order. Within a reasonable time after providing such notification, the Administrator shall, pursuant to such procedures, determine whether or not the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee (or his or her representative) of such determination.

               (b) Procedures. The Administrator shall establish reasonable procedures for determining the qualified status of Domestic Relations Orders and for effecting distributions pursuant to all such Orders which are determined to be Qualified Domestic Relations Orders.

               (c) Payment

                    (i) During the period in which the qualified status of a Domestic Relations Order is being determined, the Administrator shall defer the payment of all Plan benefits affecting the Participant which are in dispute and shall separately account for all amounts which would otherwise be payable to the Alternate Payee (the "Segregated Amounts") during such period were the Order determined to be a Qualified Domestic Relations Order.

                    (ii) If the Administrator determines, within eighteen (18) months after the date the first payment to the Alternate Payee would otherwise be required pursuant to the terms of the Order, that such Order is a Qualified Domestic Relations Order, then the Administrator shall establish an Account to hold the Segregated Amounts (including any earnings thereon) on behalf of such Alternate Payee and such Alternate Payee shall then be treated as a Participant for purposes of such Account. To the extent such Qualified Domestic Relations Order provides for the payment of the entire balance of the Segregated Amounts (including any earnings thereon) to the Alternate Payee prior to the Participant's Severance Date, then the Administrator shall make such payment in accordance with such Order, notwithstanding that the affected Participant's Severance Date has not occurred, nor has the affected Participant actually attained his or her Earliest Retirement Age (as defined below) at that time. Such payment shall be made in any form in which benefits under the Plan may be distributed to the affected Participant and his or her Beneficiaries.

                    (iii) If the Administrator determines, within such eighteen
(18) month period under paragraph (ii), that such Order is not a Qualified Domestic Relations Order, or if the qualified status of such Order cannot be determined prior to the expiration of such eighteen (18) month period, then the Administrator shall authorize the payment of the Segregated Amounts (including any earnings thereon) to the person or person who would have been entitled to such Segregated Amounts had the Order not been issued. If such person is the Participant, then the previously Segregated Amounts shall remain part of the Trust and shall not be distributed until the Participant becomes entitled to benefits under the Plan in accordance with the provisions of Article VII. Should there be a subsequent determination that the Order is in fact a Qualified Domestic Relations Order, then such determination shall be applied on a prospective basis only.

               (d) Definitions. For purposes of this Section, the following definitions shall apply:

                    (i) Alternate Payee. Any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to all or a portion of the benefits payable under the Plan to the Participant.

                    (ii) Domestic Relations Order or Order. Any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), child support, alimony payments or marital property rights to an Alternate Payee.

                    (iii) Earliest Retirement Age. With respect to any Participant, the earlier of (A) the date on which the Participant is entitled to a distribution from the Plan, or (B) the later of (1) the date the Participant attains age fifty (50) or (2) the earliest date the Participant would be entitled to a distribution under the Plan were the Participant's Severance Date to occur.

                    (iv) Qualified Domestic Relations Order. Any domestic relations order or judgment that meets the following requirements:

                         (A) such Order establishes (or otherwise recognizes the
existence of) the right of an Alternate Payee to receive all or a portion of the benefits otherwise payable under the Plan to a Participant;

                         (B) such Order specifies (1) the name and last known
mailing address of the Participant, (2) the name and last known mailing address of each Alternate Payee covered by such Order, (3) the amount or percentage of the Participant's benefits under the Plan payable to each such Alternate Payee or the manner in which such amount or percentage is to be calculated, and (4) the number of payments or the duration of the pay-out period to which the Order applies; and

                         (C) such Order does not require the Plan to (1) provide
any type or form of benefit or option not otherwise available under the Plan,
(2) provide increased benefits under the Plan, or (3) pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee pursuant to any Qualified Domestic Relations Orders previously issued with respect to the Plan.

        A Domestic Relations Order shall not be considered to be in violation of the requirement of paragraph (C)(1) merely because such Order requires the payment of benefits to an Alternate Payee before the date of the affected Participant's actual Severance Date or specifically provides for payment prior to the date the Participant attains his or her Earliest Retirement Age. Accordingly, such payments shall be made as of the Participant's Severance Date occurred on the date on which benefits are to enter pay status under the Order.

                                   ARTICLE IX

                         LEAVES OF ABSENCE AND TRANSFERS


        9.1 MILITARY LEAVE OF ABSENCE. So long as the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar law, shall remain in force, providing for re-employment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of the Employer, with the time of the Participant's service in the military credited to his or her service under the Plan; provided, however, that upon such Employee being discharged from the military service of the United States, the Employee applies for reemployment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, re-employment rights, as provided by the Uniformed Services Employment and Reemployment Rights Act of 1994 or any similar law from time to time in force. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

        9.2 OTHER LEAVES OF ABSENCE. For all purposes of this Plan, an Employee on an Employer-approved leave of absence not described in Section 9.1 shall be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave.

        9.3 TRANSFERS.

               (a) In the event that:

                    (i) a Participant is transferred to employment with an Employer which is not a Participating Employer or to employment with the Employer in a status other than as an Employee; or

                    (ii) a person is transferred from employment with an Employer which is not a Participating Employer or from other employment with the Employer in a status other than Employee to employment with the Employer under circumstances making such person an Employee; or

                    (iii) a person was employed by an Employer which is not a Participating Employer, terminated his or her employment and was subsequently employed by the Employer as an Employee;

               (b) then the following provisions shall apply:

                    (i) transfer to employment (A) with an Employer which is not a Participating Employer or (B) with the Employer not as an Employee, shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                    (ii) any employment with an Employer which is not a Participating Employer or with the Employer not as an Employee will be deemed to be employment by the Employer;

                    (iii) no amounts earned from an Employer at a time when it is not a Participating Employer or from the Employer not as an Employee shall constitute Compensation hereunder;

                    (iv) termination of employment with an Employer which is not a Participating Employer by a person entitled to benefits under this Plan (other than to transfer to employment with another Employer) shall be considered as termination of employment with the Employer; and

                    (v) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he or she may be entitled hereunder.

                                    ARTICLE X

                         TRUST PROVISIONS; INVESTMENT OF
                      CONTRIBUTIONS; VALUATION OF ACCOUNTS


        10.1 TRUST AGREEMENT. The Administrator may at any time select and appoint a Trustee to hold the assets of the Plan, and the Company shall, on behalf of itself and all other related entities which have adopted the Plan pursuant to the provisions of Article XIV, enter into a Trust Agreement with the Trustee to provide for the investment, management and control of the assets of the Plan. The Trust Agreement shall be a part of the Plan, and the Trust Fund shall be administered by the Trustee in accordance with the terms and provisions of the Trust Agreement.

        10.2 INCONSISTENT PROVISIONS. To the extent the provisions of the Plan and any Trust Agreement in effect under the Plan may prove to be inconsistent or otherwise in conflict with respect to the rights, duties or obligations of the Trustee, the provisions of the Trust Agreement shall control.

        10.3 INVESTMENT DECISION. The decision as to the investment of an Account shall be made by the Participant, and the Trustee shall have no responsibility for determining how an Account is to be invested or whether the investment directions communicated to the Trustee comply with the terms of the Plan.

        10.4 DIRECTED INVESTMENTS. As specified in Section 2.8, each Participant shall have the right to direct the investment of any or all of his or her Accounts among such investments as are authorized by the Administrator, as follows: subject to such procedural guidelines as the Administrator shall from time to time establish, each Participant may file an investment direction with the Administrator (in such manner and in such form as prescribed from time to time by the Administrator) that specifies the manner in which his or her Accounts are to be invested; provided, however, that no Participant may direct any assets of his or her Accounts to purchase life insurance. The Administrator shall prescribe dates as of which investment directions shall be effective and time periods within which such investment directions must be filed with the Administrator. An investment direction shall continue to apply until a subsequent direction is filed with the Administrator. The Administrator shall forward investment directions to the Trustee (or to such third party as the Administrator and the Trustee shall designate) in order to implement the Participant's directions.

        10.5 ACCOUNTS NOT DIRECTED. If a Participant fails to designate the manner in which his or her Accounts are to be invested, the Participant's Accounts shall be invested in the manner directed by the Administrator.

        10.6 VALUATION. On the last day of each Plan Year, or more frequently in the sole and absolute discretion of the Administrator, the assets of the Trust shall be valued at fair market value and each Account shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments.

                                   ARTICLE XI

                                FEES AND EXPENSES


        All reasonable fees and expenses of the Administrator or the Trustee incurred in the performance of their duties hereunder or under the Trust may be paid by the Employer; provided, however, that to the extent not so paid by the Employer and to the extent permitted by law, such fees and expenses shall be deemed to be an expense of the Trust, and, accordingly, the Trustee is authorized to charge the same to the Accounts of the Participants, and unless allocable to the Accounts of specific Participants, they shall be charged against the respective accounts of all or a reasonable group of Participants in such reasonable manner as the Trustee shall determine.

                                   ARTICLE XII

                           NECESSITY OF QUALIFICATION


        This Plan is restated on the express condition that it will be considered by the Internal Revenue Service as continuing to qualify under Sections 401(a), 401(k) and 401(m) of the Code. In the event that the Internal Revenue Service determines that the Plan does not continue to qualify under the Code, the restatement of the Plan shall be of no effect. The Board of Directors of the Company or an authorized officer of the Company may, however (but shall not be required to do so), make any retroactive amendments to the Plan, as so restated, which the Internal Revenue Service may require as a condition for its determination that the Plan continues to qualify under Sections 401(a), 401(k) and 401(m) of the Code.

                                  ARTICLE XIII

                        AMENDMENT, TERMINATION OR MERGER


        13.1 AMENDMENT.

               (a) The Administrator, acting through the Board of Directors of the Company (the "Board"), shall have full power and authority to amend at any time or times the provisions of the Plan, either prospectively or retroactively, to such extent and in such manner as the Board shall deem advisable, in accordance with its normally established procedures. The Board may delegate such power, in whole or in part, to one or more committees (comprised of officers or other managerial personnel of the Employer) to whom administrative responsibilities may be delegated under the Plan. The Plan Committee is expressly given the authority to adopt and to provide a certificate evidencing the execution of any amendment to the Plan which satisfies one of the following requirements:

                    (i) The amendment is designed to clarify any provision of the Plan; or

                    (ii) The amendment is designed to bring the Plan into compliance with applicable Federal or state law; or

                    (iii) The amendment does not have a significant financial impact on the Plan or the Company;

provided, however, that any Plan amendment which would have a substantive effect on the rights and obligations of any Participating Employer or of any Plan Participant or Beneficiary shall be approved or ratified by the Board.

               (b) An amendment shall become effective, in accordance with its terms as to all Participants and all other persons having or claiming an interest under the Plan, upon the effective date specified in the instrument evidencing such amendment. However, no such amendment shall operate to: (i) cause any part of the Trust to revert to or be recoverable by the Employer or to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries; (ii) reduce the then outstanding balances in the Accounts of Participants; (iii) cause or effect any discrimination in favor of Highly Compensated Employees; (iv) change the duties, responsibilities or liabilities of the Trustee hereunder without the written consent of such Trustee; or (v) affect, reduce or eliminate any benefits which are protected benefits pursuant to Section 411(d)(6) of the Code and the Regulations thereunder.

        13.2 TERMINATION OF PLAN. The Company may terminate this Plan at any time by resolution adopted by the Board, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby. Upon termination or partial termination of the Plan or complete discontinuance of Employer Contributions under it, the Accounts of each affected Participant shall be nonforfeitable. The Administrator shall distribute each Participant's Accounts to the Participant pursuant to Sections 7.5, 7.6 and 7.7 as soon as is administratively practicable after the termination.

        13.3 MERGER.

               (a) The Board delegates to the Plan Committee the full power and authority to effect from time to time, upon such terms and conditions as the Plan Committee deems appropriate, the merger of any and all tax-qualified 401(k) and profit sharing plans and related trusts maintained by entities acquired by the Company into the Plan and Trust and to take any and all such action, and prepare, execute, and deliver all such documents as may be necessary or advisable to effect any and all such plan and trust mergers.

               (b) Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Section 401(a) of the Code or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that (if this Plan had then terminated), the requirements of this Article would be satisfied and each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

                                   ARTICLE XIV

                      ADOPTION OF PLAN BY PARTICIPATING EMPLOYERS


        14.1 ADOPTION OF THE PLAN. An Employer may become a Participating Employer with the approval of the Company.

        14.2 WITHDRAWAL. A Participating Employer may withdraw from the Plan at any time by giving advance notice in writing of its intention to withdraw to the Company and to the Administrator. Upon the receipt of notice of any such withdrawal, the Trustee shall set aside from the Trust Fund such cash, securities and other property as it shall deem to be equal in value to the Participating Employer's equitable share. If the Plan is to be terminated with respect to the Participating Employer, the amount set aside shall be administered according to Article X. If the Plan is not to be terminated with respect to the Participating Employer, the Trustee shall turn over the Participating Employer's equitable share to a trustee designated by the Participating Employer, and the cash, securities and other property shall thereafter be held and invested as a separate trust of the Employer and shall be used and applied according to the terms of a new trust agreement between the Employer and the trustee so designated. Neither the segregation of the Trust Fund assets upon the withdrawal of a Participating Employer nor the execution of a new trust agreement shall operate to permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants, former Participants and Beneficiaries.

                                   ARTICLE XV

                                CLAIMS PROCEDURE


        15.1 RIGHT TO FILE CLAIM. Every Participant or Beneficiary of a Participant shall be entitled to file with the Administrator a claim for benefits under the Plan. The claim must be in writing.

        15.2 DENIAL OF CLAIM. If the claim is denied by the Administrator, in whole or in part, the claimant shall be furnished within ninety (90) days after the Administrator's receipt of the claim (or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time) a written notice of denial of claim containing the following:

               (a) Specific reason or reasons for denial;

               (b) Specific reference to pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

               (d) An explanation of the claims review procedure.

        15.3 CLAIMS REVIEW PROCEDURE.

               (a) Review may be requested at any time within ninety (90) days following the date the claimant received written notice of the denial of his or her claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him or her. The Administrator shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

                    (i) Permit the claimant to review any documents that are pertinent to the claim;

                    (ii) Permit the claimant to submit to the Administrator issues and comments in writing; and

                    (iii) Afford the claimant an opportunity to meet with a representative of the Administrator as a part of the review procedure.

                  (b) The decision on review by the Administrator shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The period for decision may be extended to a date not later than one hundred twenty (120) days after such receipt if the Administrator determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Administrator is based.

                                   ARTICLE XVI

                              TOP-HEAVY PROVISIONS


        16.1 PURPOSE. This Article is intended to insure that the Plan complies with Code Section 416. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section will supersede any conflicting provision in the Plan.

        16.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

               (a) Determination Date. For any Plan year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

               (b) Key Employee. Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual Section 415 Compensation exceeds fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A), (ii) an owner (or considered an owner under Code Section 318) of one of the ten (10) largest interests in the Employer if such individual's Section 415 Compensation exceeds one hundred percent (100%) of the dollar limitation in effect under Code Section 415(c)(1)(A), (iii) a five percent (5%) owner of the Employer, or (iv) a one percent (1%) owner of the Employer who has an annual Section 415 Compensation of more than One Hundred Fifty Thousand Dollars ($150,000). For purposes of this Section, the determination of Section 415 Compensation shall be based only on Section 415 Compensation which is actually paid and shall be made by including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section 125, 402(e)(3), 402(h), 403(b) or 408(p). The "Determination Period" for purposes of this
Article is the Plan Year containing the Determination Date and the four (4) preceding Plan Years. A determination of who constitutes a Key Employee shall be made in accordance with Code Section 416(i)(1) and the Regulations thereunder.

               (c) Non-Key Employee. Any Employee who is not a Key Employee, including Employees who are former Key Employees.

               (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

               (e) Required Aggregation Group. Each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and any other qualified plan of the Employer which enables a plan described in paragraph (1) to meet the requirements of Code Section 401(a)(4) or 410.

               (f) Top-Heavy Plan. This Plan is Top-Heavy if for any Plan Year any of the following conditions exists:

                    (i) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                    (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%); or

                    (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

               (g) Top-Heavy Ratio.

                    (i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five (5) year period ending on the Determination Date(s)), and the denominator of which is the sum of Account balances (including any part of any Account balance distributed in the five (5) year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

                    (ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5) year period ending on the Determination Date.

                    (iii) For purposes of (i) and (ii) above the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code
Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                         The accrued benefit of a Participant other than a Key
Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

               (h) Valuation Date. The Plan Year-End specified in Section 2.1 as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

        16.3 MINIMUM ALLOCATION.

               (a) Except as otherwise provided in Sections 16.3(b) and (c), in any Plan Year in which this Plan is Top-Heavy, Employer Contributions (other than Salary Deferral Contributions and Employer Matching Contributions included in the tests described in Sections 6.5 and 6.7) allocated to the Accounts of each Participant who is a Non-Key Employee, shall be not less than the lesser of
(i) three percent (3%) of the Non-Key Employee's Section 415 Compensation, or
(ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Contributions and forfeitures (if applicable), as a percentage of the first One Hundred Fifty Thousand Dollars ($150,000) (as adjusted by the Adjustment Factor) of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum contribution shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or
(iii) Section 415 Compensation less than a stated amount.

               (b) The provisions in Section 16.3(a) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

               (c) The provisions in Section 16.3(a) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer.

               (d) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or (D).

                                  ARTICLE XVII

                                  MISCELLANEOUS


        17.1 LEGAL OR EQUITABLE ACTION. If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs incurred by the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

        17.2 INDEMNIFICATION. The Employer indemnifies and holds harmless the Plan Administrator and all members of the Plan Committee, if any, from and against any and all liabilities, demands, claims, losses, taxes, expenses, including reasonable attorney's fees, both direct and indirect, arising by reason of any act or omission to act (except willful misconduct or negligence) in their official capacities in the administration of this Plan or Trust or both, including all expenses reasonably incurred in their defense, if the Employer fails to provide such defense. The indemnification provisions of this Section shall not relieve the Plan Administrator, any member of the Plan Committee from any liability such person may have under the Act for breach of a fiduciary duty.

        17.3 NO ENLARGEMENT OF PLAN RIGHTS. It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

        17.4 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing appearing in or done pursuant to the Plan shall be construed to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provided herein, or to create or modify any contract of employment between the Employer and any Employee or to obligate the Employer to continue the services of any Employee.

        17.5 NO RELEASE FROM LIABILITY. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of ERISA. Subject thereto, neither the Administrator nor any other person shall have any liability under the Plan, except as a result of negligence or willful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or willful misconduct.

        17.6 HEADINGS. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

        17.7 APPLICABLE LAW. This Plan shall be construed, administered and governed in all respects in accordance with ERISA and other pertinent Federal laws and in accordance with the laws of the State of California to the extent not preempted by ERISA; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified plan under Code Section 401(a). If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

        17.8 NON-ALIENATION OF BENEFITS. Except as otherwise provided by law, no person entitled to any benefits under the Plan shall have the right to alienate, hypothecate or encumber his or her interest in such benefits and such benefits shall not in any way be subject to the claims of his or her creditors or liable to attachment, execution or other process of law (other than (a) federal tax levies and executions on federal tax judgments, (b) payments made from the Accounts of a Participant in satisfaction of the rights of Alternate Payees pursuant to a Qualified Domestic Relations Order under Section 8.2, or (c) enforcement of any security interests or offset rights applicable to the Account of a Participant pursuant to the loan provisions of Section 7.12).

        17.9 NO REVERSION. Notwithstanding any other provision of the Plan, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, the Employer may request a return, and this Section shall not prohibit such return, of an amount to the Employer under any of the following circumstances:

               (a) If the amount was all or part of an Employer Contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Employer within one (1) year after the date on which the mistaken payment of the contribution was made; or

               (b) If the amount was all or part of an Employer Contribution which was conditioned on its deductibility under Code Section 404 and this condition is not satisfied, and the amount is returned to the Employer within one (1) year after the date on which the deduction is disallowed.

        17.10 CONFLICT. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control.

        IN WITNESS WHEREOF, the Company has executed this document on this ___ day of June, 1998.


                                         KLA-TENCOR CORPORATION


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                                   APPENDIX A

                  MERGER OF TENCOR INSTRUMENTS 401(k) RETIREMENT PLAN

        The Tencor Instruments 401(k) Retirement Plan (the "Tencor Plan") was merged with and into the KLA Retirement Plan (the "KLA Plan"), effective as of July 1, 1997 (the "Tencor Merger Date"). Previously, the Prometrix Corporation Profit Sharing and 401(k) Plan (the "Prometrix Plan") was merged with and into the Tencor Plan, effective as of January 1, 1995 (the "Prometrix Merger Date"). Following the Tencor Merger Date, the name of the KLA Plan was changed to the KLA-Tencor 401(k) Plan (referred to, for purposes of this Appendix, as the "KLA-Tencor Plan"). The merger of the Tencor Plan and the KLA Plan was effected in accordance with the following provisions:

        A.1 TRANSFER OF ACCOUNT BALANCES. The outstanding account balances under the Tencor Plan were transferred to the KLA Plan through a direct transfer from the trust fund for the Tencor Plan to the Trust Fund for the KLA Plan effected on the Tencor Merger Date.

        A.2 AMOUNT OF ACCOUNT BALANCE. The account balance credited to each individual under the Tencor Plan immediately prior to the Merger Date was credited to the account maintained for such individual under the KLA Plan immediately after the Tencor Merger Date. Accordingly, the account balance maintained under the KLA Plan for each individual who was a participant in the Tencor Plan on the Merger Date was, immediately after the Tencor Merger Date, credited with a dollar amount equal to that individual's account balance under the Tencor Plan immediately prior to the Tencor Merger Date.

        A.3 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the Tencor Plan to the KLA-Tencor Plan shall be invested in accordance with each Participant's new investment directive. In the absence of such directives, the transferred account balances shall be invested in such Fund or Funds as the Administrator deems appropriate.

        A.4 SERVICE CREDIT. Each Participant in the KLA-Tencor Plan shall, for eligibility and vesting purposes under the KLA-Tencor Plan, be credited with all Service credited to such Participant for eligibility and vesting purposes under the Tencor Plan immediately prior to the Merger Date.

        A.5 PROTECTED BENEFITS. The terms and provisions of the KLA-Tencor Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the surviving KLA-Tencor Plan. The terms and provisions of the Tencor Plan have, as of the Tencor Merger Date, been extinguished and cease to have any force or effect. However, any benefits accrued under the Tencor Plan prior to the Tencor Merger Date shall, to the extent those benefits are protected benefits under Code Section 411(d)(6) (the "Protected Benefits"), be preserved under the KLA-Tencor Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the KLA Plan and the Tencor Plan. Except as outlined in Section A.6, no Protected Benefits exist for Participants who held account balances in the

Tencor Plan as of the Merger Date ("Tencor Participants") which are not included in the KLA-Tencor Plan.

        A.6 PROMETRIX PROTECTED BENEFITS. The following Protected Benefits exist for Participants who held account balances in the Prometrix Plan as of the Prometrix Merger Date (the "Prometrix Participants"):

               A.6-1 DISTRIBUTION FORMS.

                    (a) The normal form of benefit for Prometrix Participants shall be:

                         (i) a Straight Life Annuity if the Participant is
unmarried on his or her Severance Date; or

                         (ii) a Qualified Joint and fifty percent (50%) Survivor
Annuity with installment refund if the Participant is married on his or her Severance Date.

                    (b) If, however, the Participant (or his or her Beneficiary) elects, as outlined in Article VII of the Plan, he or she may instead choose one of the following alternative forms of distribution:

                         (i) a lump sum payment;

                         (ii) equal, or nearly equal, at least annual
installments over a term certain extending not beyond the normal life expectancies of the Participant and his or her Beneficiary;

                         (iii) a Straight Life Annuity;

                         (iv) a Straight Life Annuity with a term certain of
five (5), ten (10) or fifteen (15) years;

                         (v) a Straight Life Annuity with installment refund;

                         (vi) a fixed period Annuity for any period of whole
months which is not less than sixty (60) and does not exceed the normal life expectancies of the Participant and his or her Beneficiary;

                         (vii) a Qualified Joint and one hundred percent (100%)
Survivor Annuity with installment refund.

                    (c) However, if the balance credited to the Participant's Accounts at the time distribution is to commence does not exceed (and at the time of any prior distribution did not exceed) Three Thousand five Hundred Dollars ($3,500) (or, effective January 1, 1998, Five Thousand Dollars ($5,000)), then the vested balance of those Accounts shall be paid to the Participant in one (1) lump-sum payment.

                    (d) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a married Prometrix Participant dies before his or her Annuity Starting Date, then the Prometrix Participant's vested Account balances shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity for the life of the Prometrix Participant's Surviving Spouse. A Prometrix Participant shall be deemed to be a "married" Prometrix Participant if the Prometrix Participant is married on his or her Severance Date.

                         (i) In the case of a Qualified Joint and Survivor
Annuity as described in this Appendix, the Administrator shall provide each Prometrix Participant no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date with a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Prometrix Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Prometrix Participant's Spouse; and (4) the right to make, and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. Notwithstanding the foregoing, such explanation may be provided after the Annuity Starting Date, provided that, in such case, the Prometrix Participant's election period shall not end before the thirtieth (30th) day after the date on which such explanation is provided, unless such thirty (30) day period is waived by the Prometrix Participant, with the consent of his or her Spouse, and provided that the distribution must commence more than seven (7) days after such explanation is provided.

                         (ii) In the case of a Qualified Preretirement Survivor
Annuity as described in this Appendix, the Administrator shall provide each Prometrix Participant within the applicable period, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of paragraph (i) applicable to a Qualified Joint and Survivor Annuity.

                              (A) The applicable period for a Prometrix
Participant is whichever of the following periods ends last: (I) the period beginning on the first day of the Plan Year in which the Prometrix Participant attains age thirty-two (32) and ending with the close of the Plan Year in which the Prometrix Participant attains age thirty-five (35); (II) a reasonable period ending after the individual becomes a Prometrix Participant; or (III) a reasonable period ending after this Appendix first applies to the Prometrix Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after the Prometrix Participant's Severance Date in the case of a Prometrix Participant whose Severance Date occurs before the Prometrix Participant attains age thirty-five (35).

                              (B) For purposes of applying the preceding
paragraph, a reasonable period ending after the enumerated events described in
(II) and (III) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Prometrix Participant whose Severance Date occurs prior to the Plan Year in which the Prometrix Participant attains age thirty-five (35), notice shall be provided within the two (2) year period beginning one (1) year prior to the Prometrix Participant's Severance Date and ending one (1) year after the Prometrix Participant's Severance Date. If such Prometrix

Participant thereafter returns to employment with the Employer, the applicable period for such Prometrix Participant shall be redetermined.

                    (e) For purposes of this Section, the following definitions shall apply:

                         (i) Annuity Starting Date. The first day of the first
period for which an amount is paid in an annuity or any other form.

                         (ii) Election Period. The period that begins on the
first day of the Plan Year in which the Prometrix Participant attains age thirty-five (35) and ends on the date of the Prometrix Participant's death. If a Prometrix Participant's Severance Date is prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Prometrix Participant's Account balances as of the Severance Date, the election period shall begin on the Severance Date.

                         (iii) Pre-age thirty-five (35) Waiver. A Prometrix
Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such Election and ending on the first day of the Plan Year in which the Prometrix Participant will attain age thirty-five (35). Such Election shall not be valid unless the Prometrix Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under paragraph (b)(i). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Prometrix Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Appendix.

                         (iv) Qualified Election. A waiver of a Qualified Joint
and Survivor Annuity or a Qualified Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the Prometrix Participant's Spouse. The Spouse's consent to a waiver must be witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Prometrix Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this paragraph will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Prometrix Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.

                         (v) Qualified Joint and Survivor Annuity. An annuity
for the life of the Prometrix Participant with a survivor annuity for the remaining life of the Spouse which is fifty percent (50%) or one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Prometrix Participant and the Spouse. The annuity shall be the amount of benefit that can be purchased with the Prometrix Participant's Account balances. The Prometrix Participant may elect to have such annuity distributed upon attainment of his or her Normal Retirement Age.

                         (vi) Qualified Preretirement Survivor Annuity. An
annuity for the life of the Surviving Spouse of a Prometrix Participant who dies prior to his or her being entitled to the commencement of benefits and without selecting an optional form of benefit. This annuity shall be the amount of benefit which can be purchased with the deceased Prometrix Participant's Account balance. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Prometrix Participant's death.

                         (vii) Straight Life Annuity. An annuity payable for the
life of a Prometrix Participant which shall be the amount of benefit that can be purchased with the Prometrix Participant's Account balance.

               A.6-2 WITHDRAWALS FROM PROMETRIX PLAN VOLUNTARY CONTRIBUTIONS ACCOUNT. A Participant may withdraw all or any portion of his or her Voluntary Contributions Account accrued under the Prometrix Plan; provided, however, that no more than two (2) such withdrawals shall be permitted in any twelve (12) consecutive month period, and provided further, that the Participant must obtain the consent of his or her Spouse, if any, for amounts withdrawn pursuant to this Section. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the withdrawal is to be made. The consent must be in writing, must acknowledge the effect of the withdrawal, and must be witnessed by a Plan representative or notary public.

               A.6-3 DISABILITY. A Prometrix Participant shall be entitled to receive a distribution from the Plan upon a "Disability." For this purpose, "Disability" shall mean the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, or such other standard as expressed in Code Section 22(e)(3) or any successor provision. The permanence and degree of such impairment shall be supported by medical evidence.

        A.7 SPOUSAL CONSENT. All distributions from Prometrix Plan accounts that may be made pursuant to one or more of the distributable events in Sections 7.12 through 7.14 of the Plan and this Appendix are subject to the Spousal consent requirements contained in Code Sections 411(a)(11) and 417 and the Regulations thereunder.

                                   APPENDIX B

                MERGER OF AMRAY/LICO, INC. EMPLOYEE SAVINGS PLAN

        The Amray\Lico, Inc. Employee Savings Plan (the "Amray Plan") will be merged with and into the KLA-Tencor 401(k) Plan (the "KLA-Tencor Plan") effective on or about July 1, 1998; (the "Amray Merger Date"). The merger of the Amray Plan and the KLA-Tencor Plan will be effected in accordance with the following provisions:

        B.1 TRANSFER OF ACCOUNT BALANCES. The outstanding account balances under the Amray Plan will be transferred to the KLA-Tencor Plan through a direct transfer from the trust fund for the Amray Plan to the Trust Fund for the KLA-Tencor Plan effected on the Amray Merger Date.

        B.2 AMOUNT OF ACCOUNT BALANCE. The account balance credited to each individual under the Amray Plan immediately prior to the Amray Merger Date will be credited to the account maintained for such individual under the KLA-Tencor Plan immediately after the Amray Merger Date. Accordingly, the account balance maintained under the KLA-Tencor Plan for each individual who was a participant in the Amray Plan on the Merger Date was, immediately after the Amray Merger Date, credited with a dollar amount equal to that individual's account balance under the Amray Plan immediately prior to the Amray Merger Date.

        B.3 INVESTMENT OF ACCOUNT BALANCE. The account balances transferred from the Amray Plan to the KLA-Tencor Plan shall be invested in accordance with each Participant's new investment directive. In the absence of such directives, the transferred account balances shall be invested in such Fund or Funds as the Administrator deems appropriate.

        B.4 SERVICE CREDIT. Each Participant in the KLA-Tencor Plan shall, for eligibility and vesting purposes under the KLA-Tencor Plan, be credited with all Service credited to such Participant for eligibility and vesting purposes under the Amray Plan immediately prior to the Merger Date.

        B.5 PROTECTED BENEFITS. The terms and provisions of the KLA-Tencor Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any outstanding account balance under the surviving KLA-Tencor Plan. The terms and provisions of the Amray Plan shall, as of the Amray Merger Date, be extinguished and cease to have any force or effect. However, any benefits accrued under the Amray Plan prior to the Amray Merger Date shall, to the extent those benefits are protected benefits under Code Section 411(d)(6) (the "Protected Benefits"), be preserved under the KLA-Tencor Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the KLA-Tencor Plan and the Amray Plan. The following Protected Benefits exist for Participants who held account balances in the Amray Plan as of the Amray Merger Date (the "Amray Participants"):

               B.5-1 DISTRIBUTION FORMS.

                    (a) The normal form of benefit for Amray Participants shall be a single lump sum distribution.

                    (b) If, however, the Participant (or his or her Beneficiary) elects, subject to the provisions of Section 7.7(a), he or she may choose distribution in the form of annual installments over a period of ten (10) years.

                    (c) However, if the balance credited to the Participant's Accounts at the time distribution is to commence does not exceed (and at the time of any prior distribution did not exceed) Three Thousand five Hundred Dollars ($3,500) (or, effective January 1, 1998, Five Thousand Dollars ($5,000)), then the vested balance of those Accounts shall be paid to the Participant in one (1) lump sum payment.

               B.5-2 DISABILITY. An Amray Participant shall be entitled to receive a distribution from the Plan upon a "Disability." For this purpose, "Disability" shall mean the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that may be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence. An Amray Participant will be deemed to have a Disability if he or she is receiving disability benefits under the Social Security Act or Railroad Retirement Act.

                             KLA-TENCOR 401(k) PLAN

                              PLAN AMENDMENT NO. 1


        The KLA-Tencor 401(k) Plan (the "Plan"), as originally effective as of January 1, 1982, and as most recently restated in its entirety effective as of July 1, 1997, is hereby amended, effective as of July 1, 1998 as follows:

        1. Subsection 2.4(a) of the Plan is hereby amended in its entirety to read as follows:

                "(a) SALARY DEFERRAL CONTRIBUTIONS. Base salary or regular time hourly wages, overtime, bonus, commissions, shift differential, payments for paid time off and paid time off cashouts, payments in lieu of notice, and termination pay. Notwithstanding the foregoing, Compensation for purposes of Salary Deferral Contributions shall not include contributions to any nonqualified deferred compensation plan sponsored by the Employer."

        2. Section 6.4(d) of the Plan is hereby amended in its entirety to read as follows:

                "(d) If an Excess Amount exists for one or more Participants under this Plan and any Other Plan for a Limitation Year, as a result of (1) a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to any Participant under the limits of this Section, (2) an allocation of forfeitures, (3) a reasonable error in estimating a Participant's annual Section 415 Compensation, or (4) other facts and circumstances with respect to which the rules of Regulation Section 1.415-6(b)(6) are available, then the Excess Amount will be disposed of in the following manner in accordance with the order indicated and to the extent necessary to eliminate such excess:

                                (i) First, the Participant's after-tax employee
                        contributions (including, if applicable, gains thereon) under any Other Plan shall be refunded;

                                (ii) Then, the Participant's share of the
                        Employer Profit Sharing Contributions (if any) for the Plan Year coincident with the Limitation Year (including, if applicable, gains thereon) shall be reduced. Accordingly, the Employer shall make an appropriate reduction in the Employer Profit Sharing Contributions for the calendar quarter(s) for which the Participant's Employer Profit Sharing Contribution is reduced.

                                (iii) Then, any Salary Deferral Contributions
                        (including, if applicable, the gains thereon) made on the Participant's behalf which were not the subject of any Employer Matching Contributions shall be distributed to the Participant as a current cash payment, subject to applicable Federal and state withholding taxes;

                                (iv) Then, any Salary Deferral Contributions
                        (including, if applicable, the gains thereon) made on the Participant's behalf which were entitled to Employer Matching Contributions shall be distributed to the Participant as a current cash payment, subject to applicable Federal and state withholding taxes, and no Employer Matching Contributions shall be made with respect to the distributed Salary Deferral Contributions. Accordingly, the Participant's Employer Matching Contributions for such Plan Year are to be reduced as follows:

                                   (A) To the extent the Employer Matching
                        Contributions have not already been made to the Plan on the Participant's behalf, the reduction shall be effected by making an appropriate reduction in the aggregate amount of Employer Matching Contributions required for such Plan Year to take into account the distributed Salary Deferral Contributions no longer eligible for an Employer Matching Contribution.

                                   (B) To the extent the Employer Matching
                        Contributions have already been allocated to the Participant's Employer Matching Contributions Account for the Plan Year coincident with such Limitation Year, such Employer Matching Contributions (to the extent attributable to the distributed Salary Deferral Contributions) shall, together with the gains thereon (if applicable), be withdrawn from the Participant's Employer Matching Contributions Account and reapplied to the satisfaction of any Employer Matching Contributions still to be made on behalf of other Participants eligible for an Employer Matching Contribution for such Plan Year. Any Employer Matching Contributions withdrawn from the Participant's Employer Matching Contribution Account and not so reapplied shall be held unallocated in a suspense account and shall be used to reduce future Employer Matching Contributions required to be made for each succeeding Plan Year until the suspense account is reduced to zero (0). No profits or losses attributable to the assets of the Trust shall be allocated to the suspense account, nor shall any Contributions to the Plan (other than Salary Deferral Contributions) be made by the Employer while there is an outstanding balance in such suspense account. Upon the termination of the Plan, any outstanding balance in the suspense account shall revert to the Employer or, if applicable, the Participating Employer who made that Employer Matching Contribution to the Trust.

                (v) Finally, the Participant's allocable share of contributions and forfeitures under any Other Plan shall be reduced in accordance with the applicable provisions of such Other Plan."

        3. Subsection 7.8(e)(vii)(B)(2) of the Plan is hereby amended in its entirety to read as follows:

                "(2) Participants who are not Five Percent Owners and who attain age seventy and one-half (70-1/2) between January 1, 1996 and December 31, 1998. The first day of April of the calendar year following the calendar year in which the earlier of attainment of age seventy and one-half (70-1/2) or the Participant's Severance Date occurs; provided, however, that an Employee whose Severance Date has not occurred may irrevocably elect, in writing, to defer distribution until that Employee's Severance Date."

        4. Subsection 7.11(a) of the Plan is hereby amended in its entirety to read as follows:

                "(a) The Trustee shall, upon the direction of the Administrator, make a distribution from a Participant's Rollover Contributions Account and, if additional amounts are needed, from a Participant's Salary Deferral Contributions Account (not including earnings), in the event a Participant elects and is entitled to a hardship distribution. A Participant shall be entitled to a hardship distribution only if the distribution is both
                        (i) made on account of an immediate and heavy financial need of the Participant (as defined in paragraph (b)), and (ii) is necessary to satisfy such financial need (as defined in paragraph (c))."

        5. Except as modified by this Amendment No. 1, all the terms and conditions of the Plan shall continue in full force and effect.

        IN WITNESS WHEREOF, KLA-Tencor Corporation has caused this instrument to be executed on its behalf by its duly authorized officer as of this __________ day of December, 1998.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                             KLA-TENCOR 401(k) PLAN

                              PLAN AMENDMENT NO. 2


        The KLA-Tencor 401(k) Plan (the "Plan"), as originally effective as of January 1, 1982, and as most recently restated in its entirety effective as of July 1, 1997, and as subsequently amended on July 1, 1998, is hereby further amended, effective as of February 1, 1999, as follows:

        1. Subsection 2.13(a) of the Plan is hereby amended in its entirety to read as follows:

                        "(a) Hardship distributions are permitted pursuant to
                Section 7.11, provided however, that no more than one (1) such withdrawal shall be permitted per Plan Year."

        2. Subsection 7.11(a) of the Plan is hereby amended in its entirety to read as follows:

                        "(a) The Trustee shall, upon a qualifying hardship of a
                Participant (as specified in this Section), and upon the direction of the Administrator, make a distribution from the Participant's Salary Deferral Contributions Account (not including earnings), if any, and if such Account is not maintained, or if the account balance of such Account is not sufficient for the distribution, the Trustee shall then make such distribution from the Participant's Rollover Contributions Account. A Participant shall be entitled to a hardship distribution only if the distribution is both (i) made on account of an immediate and heavy financial need of the Participant (as defined in paragraph (b)), and (ii) is necessary to satisfy such financial need (as defined in paragraph (c))."

        3. Except as modified by this Amendment No. 2, all the terms and conditions of the Plan shall continue in full force and effect.

        IN WITNESS WHEREOF, KLA-Tencor Corporation has caused this instrument to be executed on its behalf by its duly authorized officer as of this __________ day of March, 1999.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                             KLA-TENCOR 401(k) PLAN

                              PLAN AMENDMENT NO. 3



        The KLA-Tencor 401(k) Plan (the "Plan"), as originally effective as of January 1, 1982, and as most recently restated in its entirety effective as of July 1, 1997, and as subsequently amended on two separate occasions, is hereby further amended, effective as of the dates specified below, as follows:

        1. Subsection 2.2(c) of the Plan is hereby amended, effective as of July 1, 1999, by adding the following new paragraph to the end thereof:

        "(x)    Employees eligible to participate in a pension plan sponsored by
                (A) the government of a country other than the United States, or
                (B) a private entity approved under the laws of a country other than the United States."

        2. Subsection 2.6(b) of the Plan is hereby amended in its entirety, effective as of July 6, 1998, to read as follows:

        "Matching Contributions. In a discretionary amount to be determined by the Board of Directors of the Company or, at the election of the Board of Directors of the Company, the Plan Committee. If, during the Plan Year, a Participant's Salary Deferral Contribution rate changes to an amount above or below any threshold at which such contributions are matched, Employer Matching Contributions will change prospectively with the change in a Participant's Salary Deferral Contributions."

        3. Subsection 13.1(a) of the Plan is hereby amended in its entirety, effective as of July 6, 1998, to read as follows:

        "The Administrator, acting through the Board of Directors of the Company (the "Board"), shall have full power and authority to amend at any time or times the provisions of the Plan, either prospectively or retroactively, to such extent and in such manner as the Board shall deem advisable, in accordance with its normally established procedures. The Board may delegate such power, in whole or in part, to one or more committees (comprised of officers or other managerial personnel of the Employer) to whom administrative responsibilities may be delegated under the Plan. The Plan Committee is expressly given the authority to adopt and to provide a certificate evidencing the execution of any amendment to the Plan which satisfies one of the following requirements:

                (i) The amendment is designed to clarify any provision of the Plan; or

                (ii) The amendment is designed to bring the Plan into compliance with applicable Federal or state law; or

                (iii) The amendment does not have a significant financial impact on the Plan or the Company;

        provided, however, that any Plan amendment which would have a substantive effect on the rights and obligations of any Participating Employer or the Plan shall be approved or ratified by the Board."

        4. Except as modified by this Amendment No. 3, all the terms and conditions of the Plan shall continue in full force and effect.



        IN WITNESS WHEREOF, KLA-Tencor Corporation has caused this instrument to be executed on its behalf by its duly authorized officer as of this __________ day of July, 1999.

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

                             KLA-TENCOR 401(k) PLAN

                                 AMENDMENT NO. 4



        The KLA-Tencor 401(k) Plan (the "Plan"), as originally effective as of January 1, 1982, as most recently restated in its entirety effective as of July 1, 1997, and as subsequently amended on three separate occasions, is hereby further amended, effective as of January 1, 2000, as follows:

        1. The following subparagraph (x) is hereby added to paragraph (c) of Section 2.2, ELIGIBILITY:

                "(x) individuals who are not on the United States payroll of the Company or of a Participating Employer."

        2. Paragraphs (a) and (b) of Section 2.4, COMPENSATION, are amended in their entirety, to read as follows:

                "(a) SALARY DEFERRAL CONTRIBUTIONS. Base salary or regular time hourly wages, overtime, bonus, commissions, shift differential, payments for paid time off and paid time off cashouts, payments in lieu of notice and termination pay. Compensation for purposes of Salary Deferral Contributions shall not include contributions to any nonqualified deferred compensation plan sponsored by the Employer or any Cost of Living Allowance, as defined in the policies and procedures of the Company.

                (b) PROFIT SHARING CONTRIBUTIONS. Base salary or regular time hourly wages. Compensation for purposes of Profit Sharing Contributions shall not include any Cost of Living Allowance, as defined in the policies and procedures of the Company."

        3. Except as modified by this Amendment No. 4, all the terms and conditions of the Plan shall continue in full force and effect.

        IN WITNESS WHEREOF, KLA-Tencor Corporation has caused this instrument to be executed on its behalf by its duly authorized officer as of this __________ day of May, 2000.



                                         By:
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                                         Its:
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